                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                          Independent Bank Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                      [INDEPENDENT BANK CORPORATION LOGO]




March 15, 2000




Dear Shareholder:

    We invite you to attend the 2000 Annual Meeting of Shareholders. This year's meeting will be held on Tuesday, April 18, 2000, at 3:00 p.m. at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.
    Many of the traditional elements of our annual report, including our audited financial statements, can be found in an appendix to this Proxy Statement. For your convenient reference, a table of contents is located on page A-1.
    It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE OR REGISTER YOUR VOTE BY PHONE OR THE INTERNET.

Sincerely,



/s/ Charles Van Loan

Charles C. Van Loan
President and
Chief Executive Officer

                          INDEPENDENT BANK CORPORATION

                              230 West Main Street
                              Ionia, Michigan 48846







                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 18, 2000



     The Annual Meeting of Shareholders of Independent Bank Corporation will be held at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846, on Tuesday, April 18, 2000, at 3:00 p.m. (local time) for the following purposes:


     1.   Election of Directors

          a. To elect one nominee to the Board of Directors to serve a one-year term expiring in 2001.

          b. To elect three nominees to the Board of Directors to serve three-year terms expiring in 2003.

     2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the authorized shares of common stock from 14 million shares to 30 million shares.

     3. To consider and vote upon a proposal to amend the Company's Articles of Incorporation and eliminate the requirement that certain business combinations be approved by 75% of the Company's outstanding shares of common stock.

     4. To consider and vote upon a proposal to make an additional 516,000 shares of the Company's common stock available for issuance under the Employee Stock Option Plan.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.


     Shareholders of record as shown by the transfer books of the Company at the close of business on February 18, 2000, are entitled to notice of and to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, please sign the enclosed proxy and return it promptly in the enclosed envelope or register your vote by phone or the internet. If you attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

                                      By order of the Board of Directors,


                                      /s/ William R. Kohls

                                      William R. Kohls
                                      Secretary





Dated:   March 15, 2000

                          INDEPENDENT BANK CORPORATION

                              230 West Main Street
                              Ionia, Michigan 48846








                                PROXY STATEMENT
                                 March 15, 2000




     This Proxy Statement is furnished in connection with the solicitation, beginning approximately March 15, 2000, by the Board of Directors of Independent Bank Corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders. This meeting will be held on Tuesday, April 18, 2000, at 3:00 p.m. at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.
     If the form of the Proxy accompanying this Proxy Statement is properly executed and returned, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in such Proxy. If no choice is specified, the shares represented by the Proxy will be voted for the election of directors listed as nominees and for the proposals to amend the Company's Articles of Incorporation and to reserve additional shares for issuance under its Employee Stock Option Plan.
     To vote by telephone, call toll free on a touch-tone phone 1-877-PRX-VOTE (1-877-779-8683); enter the control number located on your proxy card and follow the recorded instructions. Shareholders residing outside the United States may call collect on a touch-tone phone 1-201-536-8073.
     To vote by internet, go to the site http://www.eproxyvote.com/ibcp; enter the control number located on your proxy card and follow the instructions provided.


     A Proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent Proxy or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a Proxy.


                       VOTING SECURITIES AND RECORD DATE


     As of February 18, 2000, the record date for the Annual Meeting, the Company had issued and outstanding 11,188,299 shares of common stock, par value $1.00 per share ("Common Stock"). Shareholders are entitled to one vote for each share of Common Stock registered in their names at the close of business on the record date. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Company.
     As of February 18, 2000, no person was known by Management to be the beneficial owner of more than 5% of the Common Stock, except as follows:



                                                                                   Amount and
                                                                                    Nature of                Approximate
                                            Name and Address of                     Beneficial                 Percent
          Title of Class                     Beneficial Owner                       Ownership                  of Class
          --------------------------------------------------------------------------------------------------------------
          Common Stock,                Independent Bank Corporation                715,402 (1)                  6.24%
          $1 par value                   Employee Stock Ownership
                                         Trust, 230 West Main Street
                                           Ionia, Michigan 48846


(1)Includes 255,835 shares of Common Stock held by the employee stock ownership plan that was maintained by the former Mutual Savings Bank, f.s.b. Upon receipt of a favorable determination by the Internal Revenue Service, that plan will merge into the ESOP.

     The Employee Stock Ownership Trust ("ESOT") holds shares of Common Stock pursuant to the terms of the Company's Employee Stock Ownership Plan ("ESOP"). Firstar Trust Company administers the ESOP and serves as directed trustee. The Company's ESOP Administrative Committee has investment power with respect to the shares of Common Stock held by the ESOT and has voting power to the extent that the ESOP participants do not direct the voting of the shares of Common Stock allocated to their accounts.
     The Administrative Committee is comprised of William R. Kohls, James J. Twarozynski and Laurinda M. Neve, each of whom are officers of the Company. Except for the shares of Common Stock allocated to their account as participants in the ESOP, each member of the Administrative Committee disclaims beneficial ownership of the shares held by the ESOP.


                             ELECTION OF DIRECTORS

     The Bylaws of the Company permit the Board of Directors to establish the size of the Board from three to fifteen members. The current Board has fixed the size of the Board at nine members. All directorships possible under the Company's Bylaws are not being filled because the Board believes that under the present circumstances, a Board of nine persons is adequate to manage the affairs of the Company.
     The Company's Articles of Incorporation provide that the Board be divided into three classes of nearly equal size, with the classes to hold office for staggered terms of three years each. In order to maintain each of the three classes of the Board at nearly equal size, Jeffery A. Bratsburg is a nominee for election to a one-year term expiring in 2001. Robert J. Leppink, Arch V. Wright, Jr., and Robert L. Hetzler are nominees for election to serve three-year terms expiring in 2003.
     Mr. Bratsburg is the Chairman of the Board of Independent Bank West Michigan and was appointed to the Company's Board in January, 2000. Mr. Hetzler serves as a Director of Independent Bank MSB and has been nominated to stand for election to the Company's Board. Mr. Leppink and Mr. Wright are incumbent directors. Additional information on the nominees is set forth in the following pages of this Proxy Statement.
     The Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee is unable to serve, which is not now contemplated, the Board may designate a substitute nominee. The proxy holders, to the extent they have been granted authority to vote in the election of directors, may or may not vote for a substitute nominee.
     In addition to the nominees for director, each director whose term will continue after the meeting is named on the following page. Each nominee and director owned beneficially, directly or indirectly, the number of shares of Common Stock set forth opposite their respective names. The stock ownership information and the information relating to each nominee's and director's age, principal occupation or employment for the past five years has been furnished to the Company as of February 18, 2000, by the respective nominees and directors.
     A plurality of the votes cast at the Annual Meeting of Shareholders is required to elect the nominees as directors. Accordingly, at this year's meeting, the four individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote or otherwise, will not be treated as votes cast at the meeting. The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.



                                                                                            Amount and
                                                                                             Nature of
                                                                                            Beneficial                 Percent of
                                                                                           Ownership (1)               Outstanding
----------------------------------------------------------------------------------------------------------------------------------

NOMINEE FOR A ONE-YEAR TERM EXPIRING IN 2001

Jeffrey A. Bratsburg (age 56)                                                                 91,466 (2)                     .80%
  Mr. Bratsburg served as President and Chief Executive
  Officer of Independent Bank West Michigan from 1985 until
  his retirement in 1999. He became a Director in 2000.

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2003

Robert J. Leppink (age 67)                                                                    47,814                         .42
  Mr. Leppink is the President of Leppink's, Inc.
  (retail grocer). He became a Director in 1980.

Arch V. Wright, Jr. (age 67)                                                                  52,923                         .46
  Mr. Wright is the President of Charlevoix Development Company
  (real estate development). He became a Director in 1974.

Robert L. Hetzler (age 55)
  Mr. Hetzler is the President of Monitor Sugar Company                                        6,720                         .06
  (food processor).

DIRECTORS WHOSE TERMS EXPIRE IN 2001

Charles A. Palmer (age 55)                                                                    40,994                         .36
  Mr. Palmer is an attorney and a professor of law at Thomas M. Cooley
  Law School. He became a Director in 1991.

Charles C. Van Loan (age 52)                                                                 114,918 (3)                    1.01
  Mr. Van Loan is the President and Chief Executive Officer of
  Independent Bank Corporation. He became a Director in 1992.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

Keith E. Bazaire (age 61)                                                                     14,325                         .13
  Mr. Bazaire is the President of Carter's Food Center, Inc.
  (retail grocer). He became a Director in 1996.

Terry L. Haske (age 51)                                                                       17,451 (4)                     .15
  Mr. Haske is the President of Ricker & Haske, CPAs, p.c.
  He became a Director in 1996.

Thomas F. Kohn (age 67)                                                                       19,949                         .17
  Mr. Kohn is the Chief Executive Officer of Belco Industries, Inc.
  (manufacturer). He became a Director in 1995.




(1)Except as described in the following notes, each nominee owns the shares directly and has sole voting and investment power or shares voting and investment power with his spouse under joint ownership. Includes shares of Common Stock that are issuable under options exercisable within 60 days.


(2)Includes 13,578 shares allocated to Mr. Bratsburg's account under the ESOT. Also includes 23,153 shares held by Mr. Bratsburg's wife.
(3)Includes 17,935 shares allocated to Mr. Van Loan's account under the ESOT. Also includes 8,732 shares held by Mr. Van Loan's dependent children.
(4)Includes 2,411 shares owned jointly with Mr. Haske's father with respect to which Mr. Haske shares voting and investment power.

There are no family relationships between or among the directors, nominees or executive officers of the Company. The Board of Directors had seven meetings in 1999. During 1999, all directors attended at least 75% of the aggregate number of meetings of the Board and the Board committees on which they served. In addition to the audit and personnel committees, the Board has a corporate development committee.
    The audit committee (consisting of directors Haske, Kohn and Palmer) met twice in 1999 to select independent public accountants and discuss financial matters with such independent accountants; review internal audit and loan review reports as well as Management's responses thereto; and review and discuss other pertinent financial, accounting, audit, and policy matters with Management.
    The personnel committee (consisting of directors Bazaire, Haske, Leppink, Palmer and Wright) met once in 1999 to review and make recommendations to the Board relating to remuneration, including benefit plans, to be paid to the Company's directors and officers.
    The corporate development committee (consisting of directors Bazaire, Kohn and Leppink) met three times in 1999 to consider and approve candidates to serve as directors of the Company's subsidiary banks (the "Banks"). Although Management's nominees to serve as directors of the Company have been selected from individuals serving as directors of the Banks, the committee will consider qualified individuals who are recommended by shareholders. Written recommendations of individuals for Board nomination may be forwarded to the Company's secretary for consideration as nominees at the 2001 Annual Meeting of Shareholders. Such recommendations must be received no earlier than January 18, 2001, and no later than February 17, 2001.


                  PROPOSED INCREASE IN AUTHORIZED COMMON STOCK

    The Company's Board of Directors has proposed that the first paragraph of
Article III of the Company's Articles of Incorporation (the "Articles") be amended to read as follows:

           The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is thirty million two hundred thousand shares, of which thirty million (30,000,000) shares shall be common stock of the par value of $1.00 per share, and two hundred thousand (200,000) shares shall be series preferred stock, without par value.


     This amendment will increase the Company's authorized Common Stock from 14,000,000 shares to 30,000,000 shares of Common Stock. The purpose of the amendment is to provide additional shares of Common Stock for future issuance. As of February 18, 2000, there were approximately 11,188,000 shares of Common Stock issued and outstanding, 722,000 stock options granted but not exercised, and 517,000 shares of Common Stock reserved for issuance under the Company's stock compensation plans and Dividend Reinvestment Plan. As a result, as of February 18, 2000, only 1,573,000 shares of Common Stock remain available for future issuance. The Company has no series preferred stock issued or outstanding. This proposed amendment will not affect those shares.
     The Board of Directors believes it desirable to increase the authorized number of shares of Common Stock in order to provide the Company with adequate flexibility in corporate planning and strategies. The availability of additional Common Stock for issuance could be used for a number of purposes, including corporate financing, acquisitions, stock dividends and splits, stock options, and other stock-based compensation. There are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of Common Stock that would be available if this proposal is approved. Such additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further shareholder approval, unless such action is required by applicable law or the rules of the Nasdaq stock market or any stock exchange on which the Company's securities may be listed.

    The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock, and, to the extent issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Ownership of shares of the Company's Common Stock confers no preemptive rights.

    The increase in the authorized but unissued shares of Common Stock which would result from adoption of the proposed amendment could have a potential anti-takeover effect with respect to the Company, although Management is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such a purpose. The potential anti-takeover effect of the proposed amendment arises because it would enable the Company to issue additional shares of Common Stock up to the total authorized number with the effect that the shareholdings and related voting rights of then existing shareholders would be diluted to an extent proportionate to the number of additional shares issued.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required for approval of the proposed amendment. Unless otherwise directed by a shareholder's proxy, the persons named as proxy voters in the accompanying proxy will vote FOR the amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.

        PROPOSED DELETION OF ARTICLE VI OF THE ARTICLES OF INCORPORATION

    The Company's Board of Directors has proposed that Article VI of the Company's Articles of Incorporation be deleted in its entirety. Article VI currently states:

           The authorization and approval of any proposed (i) merger or consolidation of this Corporation as a result of which this Corporation will not be the surviving Corporation, (ii) sale of all or substantially all of the assets of this Corporation, (iii) dissolution of this Corporation, or (iv) amendment to or deletion of this Article VI shall require the affirmative vote or consent of at least three-fourths (3/4) of the outstanding stock of this Corporation entitled to vote on any such merger, consolidation, sale of assets, dissolution or amendment.

    Article VI was included in the Company's original Articles of Incorporation, prior to the adoption of the fair price provisions and shareholder equity provisions of the Michigan Business Corporation Act ("MBCA"). The fair price provisions of Chapter 7A of the MBCA provide that except in cases in which certain minimum price, form of consideration and procedural requirements are satisfied or for certain transactions that are approved in advance by the Company's Board of Directors, higher than normal voting requirements are imposed with respect to various transactions involving persons who own 10 percent or more of the Company's voting stock (referred to as "Interested Shareholders"). Transactions to which the higher vote requirements apply require an advisory statement from the Board of Directors and must be approved by not less than 90 percent of the votes of each class of stock entitled to vote and by not less than two-thirds of the votes, other than the votes of Interested Shareholders who are (or whose affiliates are) a party to the proposed transaction or an affiliate of the Interested Shareholders, of each class entitled to vote.
    The shareholder equity provisions of Chapter 7B of the MBCA affect the voting rights of persons who acquire more than 20 percent, 33-1/3 percent, or 50 percent of a Michigan corporation's voting stock (referred to as "Control Shares"). These provisions deny shareholder voting rights to those persons or entities who make purchase offers or investors who increase their holdings above any of these control share levels, unless they are granted voting rights by a majority vote of all Interested Shareholders (shareholders excluding the bidders or owners of Control Shares and the corporation's management). If the shareholders do not elect to grant voting rights to Control Shares, under certain circumstances, the Control Shares may become subject to redemption.
    Due to the protections now provided by the MBCA, the Board of Directors has determined that the provisions of Article VI are no longer necessary to protect the interests of the Company's shareholders.
    Article VI and Michigan law require the affirmative vote of the holders of at least 75 percent of the outstanding shares of Common Stock of the Company in order to approve the proposed amendment. Accordingly, the proposed amendment would not be approved if the total of (1) shares voted against the proposal, (2) broker nonvotes, and (3) shares voted as abstentions, exceeds 25 percent of the shares entitled to vote. Unless otherwise directed by a shareholder's proxy, the persons named as proxy voters in the accompanying proxy will vote FOR the amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO DELETE ARTICLE VI IN ITS ENTIRETY.


                       PROPOSED AMENDMENT TO THE COMPANY'S
                           EMPLOYEE STOCK OPTION PLAN

GENERAL
    In 1992, the Board of Directors adopted and the shareholders approved the Independent Bank Corporation Employee Stock Option Plan (the "Plan"). The Plan is intended to encourage stock ownership by selected employees of the Company and its subsidiaries and to provide them with an additional incentive to contribute to the success of the Company and to encourage them to remain in the Company's employ.


    The Plan currently provides that options may be granted for the purchase of up to 584,000 shares of Common Stock. The proposed amendment would make an additional 516,000 shares available for issuance under the Plan, bringing the total shares reserved for issuance to 1,100,000. In the case of stock dividends or similar transactions, the number of shares available for grant under the Plan and the number of shares subject to options then outstanding are subject to adjustment. Effective on September 15, 1999, the Board of Directors adopted the Amendment, subject to approval by the Company's shareholders.
    The following is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the terms of the Plan and the text of the amendment the latter of which is set forth in Exhibit A to this Proxy Statement.

ELIGIBILITY

     Employees of the Company or any subsidiary who are determined to be key employees are eligible to participate in the Plan.

ADMINISTRATION

    The Plan is to be administered by a committee of the Board of Directors (the "Committee"), which is required to consist of not less than two members of the Board, each of whom is required to be a "disinterested person" as defined in Rule 16b-3 of the Securities Exchange Act of 1934. The Committee determines the employees of the Company who are to be granted options, the number of shares subject to each option and such other matters as are specified in the Plan.

PRICE AND OTHER TERMS


     Under the Plan, options may be granted to purchase shares of Common Stock at prices equal to the fair market value of the shares on the date of grant. No employee may be granted options to purchase in excess of 10 percent of the total number of shares authorized for grant under the Plan. Options are not exercisable until 12 months after the date of grant and expire not later than ten years after the date of grant. The option price is payable upon exercise in cash, in shares of Common Stock already owned by the optionee the withholding of shares otherwise issuable upon exercise, or by a combination of shares and cash. Options may not be transferred by optionees, except by will or by the laws of descent and distribution, and with respect to non-qualified stock options to certain permitted transferees, and may be exercised only while the optionee is employed by the Company or during various limited periods after death, retirement or other termination of employment.


OPTIONS


    The Plan provides for the grant of incentive stock options ("ISOs") as defined by Section 422A of the Internal Revenue Code (the "Code"), and non-ISOs, as may be designated by the Committee. ISOs and non-ISOs have similar features; however, ISOs are subject to certain additional restrictions of the Code and are entitled to different federal income tax treatment, as described below.
    Option grants may also include reload options. A reload option is an option to purchase shares equal to the number of shares of Common Stock delivered in payment of the exercise price (including, at the discretion of the Committee, the number of shares tendered to the Company to satisfy any withholding tax liability arising upon exercise), and is automatically granted upon delivery of the shares without further action by the Committee. A reload option contains the same terms as the original option, including the exercise period; however, the exercise price of the reload option must equal the fair market value of the Common Stock on the date of grant of the reload option.


AMENDMENT AND TERMINATION

    The Board of Directors may amend or terminate the Plan with respect to shares which, at the time, are not subject to option, provided that the Plan cannot be amended without shareholder approval if the amendment would increase the maximum number of shares of Common Stock which may be subject to the Plan, increase the maximum number of shares which may be optioned to any one employee, change the designation of the class of employees eligible to receive options, materially increase the benefits accruing to option holders under the Plan, decrease the price at which options may be granted, remove the administration of the Plan from the Committee or permit the granting of options under the Plan after April 21, 2002.

FEDERAL TAX CONSEQUENCES


     The following summarizes the consequences of the grant and exercise of options under the Plan for federal income tax purposes, based on Management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.
     Plan participants will not recognize taxable income at the time an option is granted under the Plan unless the option has a readily ascertainable market value at the time of grant. Management understands that options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. For non-ISOs, the difference between the fair market value of the shares at the time an option is exercised and the option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income. With respect to ISOs, participants will not realize income for federal income tax purposes as a result of the exercise of such options. In addition, if the shares acquired as a result of the exercise of an ISO are disposed of more than two years after the date the option is granted and more than one year after the date the option was exercised, the entire gain, if any, realized upon disposition of such Common Stock will be treated as capital gain for federal income tax purposes. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an ISO. Exceptions to the general rules apply in the case of a "disqualifying disposition."

    If a participant disposes of shares of Common Stock acquired pursuant to the exercise of an ISO before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a "disqualifying disposition." As a result, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred. The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the option price, or
(b) the fair market value of the shares at the time of exercise minus the option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of ISOs may result in an alternative minimum tax liability.


REQUIRED VOTE FOR APPROVAL


    The affirmative vote of a majority of the Company's outstanding Common Stock represented and voted at the annual meeting, by person or by proxy, is required to approve the adoption of the amendment to the Plan. While broker nonvotes will not be treated as votes cast on the approval of this amendment, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the adoption of the amendment to the Plan.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE TO 1,100,000 SHARES.

                           COMPENSATION OF DIRECTORS


    Directors of the Company who are not employees of the Company or any of its subsidiaries ("Non-employee Directors") receive an annual retainer of $10,000. Each Non-employee Director also serves as a director of a subsidiary of the Company. Non-employee Directors of these subsidiaries receive an annual retainer of $1,000 and monthly meeting fees of $500. Non-employee Directors of the Company and its subsidiaries are not compensated for committee meetings.
    Pursuant to the Non-employee Director Stock Option Plan, a committee designated by the Board may grant options to purchase shares of Common Stock to each Non-employee Director. These options are not exercisable for 12 months and expire not more than ten years after the date of the grant. During 1999, each Non-employee Director received an option to purchase 3,906 shares of Common Stock at $15.95 per share, the fair market value of the Common Stock on the date of the grant.

    The Company maintains a Deferred Compensation and Stock Purchase Plan for Non-employee Directors (the "Plan"). The Plan provides that Non-employee Directors of the Company or its subsidiaries may defer payment of all or a part of their director fees ("Fees") or receive shares of Common Stock in lieu of cash payment of Fees. Each Non-employee Director may elect to participate in a Current Stock Purchase Account, a Deferred Cash Investment Account or a Deferred Stock Account.

     A Current Stock Purchase Account is credited with shares of Common Stock having a fair market value equal to the Fees otherwise payable. A Deferred Cash Investment Account is credited with an amount equal to the Fees deferred and on each quarterly credit date with an appreciation factor that may not exceed the prime rate of interest charged by Independent Bank. A Deferred Stock Account is credited with the amount of Fees deferred and converted into stock units based on the fair market value of the Common Stock at the time of the deferral. Amounts in the Deferred Stock Account are credited with cash dividends and other distributions on the Common Stock. Fees credited to a Deferred Cash Investment Account or a Deferred Stock Account are deferred for income tax purposes. The Plan does not provide for distributions of amounts deferred prior to a participant's termination as a Non-employee Director and the participant may generally elect either a lump sum or installment distribution.

    One of the Company's directors participates in a deferred compensation plan in lieu of current payment of Fees. The plan was adopted by the Company in 1985 and provides for retirement and death benefits to be paid to the participating director by the Company over a minimum of fifteen years. The Company is the owner and beneficiary of life insurance policies which are structured to fund the Company's obligations under the terms of the plan.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock (based on the last reported sales price of the respective year) with the cumulative total return of the Nasdaq Stock Market Index (United States stocks, only) and the Nasdaq Bank Stocks Index for the five-year period ended December 31, 1999. The following information is based on an investment of $100 on January 1, 1995, in the Common Stock, the Nasdaq Stock Market Index and the Nasdaq Bank Stocks Index, with dividends reinvested.

                            TOTAL SHAREHOLDER RETURN
                                    [LINE GRAPH]




                                                                                            December 31,
                                               January 1,        ------------------------------------------------------------------
                                                  1995           1995           1996            1997           1998           1999
-----------------------------------------------------------------------------------------------------------------------------------
Independent Bank Corporation............        $100.00         $122.74        $169.94        $325.46         $259.53        $200.61
Nasdaq Stock Market.....................         100.00          141.33         173.89         213.07          300.25         542.43
Nasdaq Bank Stocks......................         100.00          149.00         196.73         329.39          327.11         314.42

                                       8

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

    The Company's ability to create shareholder wealth is predicated on its ability to attract and retain qualified executives and senior managers. The Board of Directors, therefore, believes that the Company's compensation policies and practices must: 1) provide incentives and rewards for superior performance;
2) align the interests of its executive officers and senior managers with the interests of its shareholders, and; 3) provide executive officers and senior managers with the opportunity to accumulate wealth that is commensurate with increases in the value of the Common Stock.


COMPENSATION STRATEGY

    Consistent with these objectives and based on a compensation review by nationally recognized compensation consultants, the Board of Directors adopted a "pay-for-performance" compensation strategy in 1991. The strategy seeks to maintain an optimum balance among three principal components of total compensation, as follows:

    BASE SALARY-Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the Board intends to maintain the base salaries of executive officers and senior managers at approximately 95% of the level established by the Company's peers.

    Annually, the Personnel Committee (the "Committee") recommends a base salary for the President and Chief Executive Officer for consideration by the entire Board of Directors. The Committee's recommendation is based upon compensation levels established by the Company's peers and the Committee's evaluation of the relevant factors that are described above. The base salaries of the Presidents of each of the Bank, are determined in a similar manner by the Company's President and Chief Executive Officer and the Bank's respective board of directors. The base salaries of other executive officers are established by the Company's President and Chief Executive Officer.

    ANNUAL CASH INCENTIVE-To provide performance incentives and to compensate for the below-peer base salary, the strategy provides for annual cash awards that are payable if the Company and the Banks meet or exceed annual performance objectives established by the Board of Directors. Assuming "target performance" is achieved under the Management Incentive Compensation Plan described below, the Board intends that aggregate annual cash compensation (the total of base salary and annual cash incentive) will equal approximately 105% of peer level.

     LONG-TERM INCENTIVES-To align the interests of its executive officers and senior managers with the Company's shareholders, the Board's compensation strategy provides for equity-based compensation plans, including the Employee Stock Ownership Plan and the Employee Stock Option Plan described below. Both of these compensation plans have been adopted by the Board of Directors, and the Employee Stock Option Plan has been approved by the Company's shareholders. Such plans are, however, administered by the Committee.

COMPENSATION PLANS

    Pursuant to the MANAGEMENT INCENTIVE COMPENSATION PLAN, the Board of Directors establishes annual performance levels as follows: 1) threshold represents the performance level which must be achieved before any incentive awards are granted; 2) target performance is defined as the desired level of performance in view of all relevant factors, as discussed below, and; 3) maximum represents that which reflects outstanding performance.

    The principal factors considered by the Board in the determination of these performance levels include peer performance and investment community expectations for return on equity and earnings per common share for the Company, as well as similar expectations for its competitors in the financial services industry. Corresponding performance levels are established for each of the Banks.

    In addition to the objective earnings goals for the Company and the Banks, cash payments pursuant to this plan may also be subject to certain pre-determined individual goals. Such individual goals may be objective or subjective in nature. The individual performance component is, however, limited to 20% of the total incentive formula for the Company's executive officers and the Bank Presidents.

    For the Chief Executive Officer, cash payments made pursuant to this plan may range from 20% to 50% of base salary. For other executive officers and the Bank Presidents, such cash payments may range from 15% to 35% of their base salary. For the year ended December 31, 1999, the Company's executive officers and the Bank Presidents received cash awards pursuant to the Management Incentive Compensation Plan that ranged from 30% to 50% of their respective base salaries.

    The EMPLOYEE STOCK OPTION PLAN is intended to provide the Company's executive officers and senior managers with additional long-term incentives to manage the affairs of the Company in the best interests of its shareholders. On April 20, 1999, the Board of Directors granted options to purchase 91,840 shares of Common Stock to 32 executive officers and senior managers of the Company and the Banks. Each of the options provides the recipient the right to purchase 2,870 shares of Common Stock at $15.95 per share, the market price of the Common Stock as of the date of the grant. Such options are restricted as to transferability and expire 5 years after the date of the grant.
    Prior to 1999, the Company's executive officers and the Bank Presidents were participants in the Incentive Share Grant Plan. That plan provided that the Committee, in its sole discretion, could grant to the participants, shares of Common Stock in lieu of the cash incentives payable pursuant to the Management Incentive Compensation Plan. The market value of such incentive shares at the date of the grant was equal to twice the amount of the cash incentive otherwise payable. Shares issued pursuant to the plan were subject to restrictions, which lapse in respect to 20% of the shares on the date of grant and 20% on each of the succeeding anniversaries of the grant.
    During 1999, the Company terminated the Incentive Share Grant Plan in favor of cash incentives pursuant to the Management Incentive Compensation Plan and the grant of options to purchase shares of the Common Stock pursuant to the Employee Stock Option Plan. The Committee believes that such cash payments and option grants provide greater incentives and enhances the participants' ability to accumulate shares of Common Stock.
    On January 16, 2000, the Board of Directors granted options to purchase 56,853 shares of Common Stock to the Company's executive officers and the Bank Presidents. Each of the options were designated as incentive stock options, as defined by the Internal Revenue Code, and provides the recipient the right to purchase the underlying shares of Common Stock at $13.69 per share, the market price of the Common Stock as of the date of the grant. Such options are restricted as to transferability and expire 10 years after the date of the grant.

     The EMPLOYEE STOCK OWNERSHIP PLAN provides substantially all full-time employees with an equity interest in the Company. Contributions to the ESOP are determined annually and are subject to the approval of the Board of Directors. Contributions for the year ended December 31, 1999, were equal to 6% of the eligible wages for each of the approximately 752 participants in the ESOP.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Charles C. Van Loan has served as the Company's Chief Executive Officer since December 16, 1992. Prior to that time, Mr. Van Loan served as the President and Chief Operating Officer of the Company and as the President and Chief Executive Officer of Independent Bank.
    Consistent with the Company's existing policies and practices, the Committee reviewed compensation data from the Company's peers and evaluated Mr. Van Loan's contributions to the Company's success as well as his experience and expertise. On the basis of its evaluation, the Committee recommended for consideration by the full Board of Directors a base salary of $240,000. As a result of the Company's record earnings, relative to the goals established pursuant to the Management Incentive Compensation Plan, Mr. Van Loan's cash incentive for 1999 totaled $120,000.

    KEITH E. BAZAIRE         ROBERT J. LEPPINK        CHARLES A. PALMER
                  TERRY L. HASKE              ARCH V. WRIGHT

                      SECURITIES OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of the Common Stock by the Company's Chief Executive Officer and the four highest paid executive officers of the Company or the Banks ("Named Executives") and by all directors and executive officers as a group as of February 18, 2000.



                                                                                   Amount and
                                                                                     Nature of
                                                                                     Beneficial                       Percent of
Name                                                                               Ownership (1)                     Outstanding
---------------------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan                                                                 114,918 (2)                            1.01%
Michael M. Magee                                                                     29,229                                 .26
Jeffrey A. Bratsburg                                                                 91,466 (3)                             .80
Edward B. Swanson                                                                    48,999                                 .43
Ronald L. Long                                                                       23,432                                 .21
                                                                                  1,297,123 (4)                           11.37
All executive officers and directors
as a group (consisting of 18 persons)




persons)



(1)In addition to shares held directly or under joint ownership with their spouse, beneficial ownership includes shares that are issuable under options exercisable within 60 days, shares that are restricted and subject to forfeiture pursuant to the Incentive Share Grant Plan and shares that are allocated to their accounts as participants in the ESOP.
(2)Includes shares held by Mr. Van Loan's dependent children.
(3)Includes shares held by Mr. Bratsburg's wife with respect to which Mr. Bratsburg disclaims beneficial ownership.
(4)Includes shares held by the ESOT. Beneficial ownership is disclaimed as to 665,429 shares, including 631,133 shares which are held by the ESOT.



                           SUMMARY COMPENSATION TABLE

    The following table sets forth compensation received by the Named Executives for each of the three years ended December 31, 1999.



                                                                                                      Long-Term
                                                                                                 Compensation Awards
                                                                       Annual                    --------------------         All
                                                                    Compensation             Restricted     Securities       Other
                                                                    ------------                Stock       Underlying      Compen-
Name & Principal Position                         Year        Salary(1)       Bonus(2)        Awards(3)   Options (#)(4)   sation(5)
------------------------------------------------------------------------------------------------------------------------------------

Charles C. Van Loan                               1999        $240,000       $ 120,000                        20,404        $16,295
  President and Chief                             1998         223,450                        $223,450         2,870         16,307
  Executive Officer                               1997         205,000                         205,000         2,870         14,715

Michael M. Magee                                  1999        $157,500       $  55,125                        10,924        $13,970
  President and CEO                               1998         150,000                        $105,000         2,870         13,449
  Independent Bank                                1997         140,000                          98,000         2,870         12,277

Jeffrey A. Bratsburg                              1999        $135,000       $  47,250                         9,774        $12,149
  President and CEO                               1998         135,000                         $94,500         2,870         11,477
  Independent Bank West Michigan                  1997         135,000                          94,500         2,870         11,527

Edward B. Swanson                                 1999        $150,000       $  51,129                        10,340        $14,029
  President and CEO                               1998         141,000                         $98,700         2,870         12,305
  Independent Bank South Michigan                 1997         131,000                          91,700         2,870         11,697

Ronald L. Long                                    1999        $146,000       $  43,860                         9,278        $12,996
  President and CEO                               1998         137,000                         $68,500         2,870         11,859
  Independent Bank East Michigan                  1997         123,000                          61,622         2,870         11,086

(1) Includes elective deferrals by employees pursuant to Section 401(k) of the Internal Revenue Code.
(2) Represents amounts earned under the Company's Management Incentive Compensation Plan.
(3) Amounts represent the aggregate value of restricted shares of Common Stock (based on the closing price of the stock on the date of grant) issued to the Named Executives for the designated year under the Company's Incentive Share Grant Plan. The Plan provided that the Personnel Committee may, at its sole discretion, grant shares of restricted stock in lieu of cash incentives payable under the Company's Management Incentive Compensation Plan. The aggregate fair market value of the shares granted to each participant were equal to twice the value of the amount otherwise payable in cash. The shares are subject to restrictions on transfer and risks of forfeiture which lapse over a period of five years at an annual rate of 20% of the granted shares, subject to earlier termination of those restrictions and risks upon death, disability or a change in control of the Company. The Named Executives have no right to such restricted shares, except voting rights and the right to all dividends or other distributions paid to holders of the Common Stock. As of December 31, 1999, the Named Executives held shares of restricted stock in the following aggregate amounts and values (based on the closing price of the Common Stock on December 31, 1999, which equaled $14.63): Mr. Van Loan - 13,270 shares ($194,140); Mr. Magee - 6,205 shares ($90,779); Mr. Bratsburg
    - 5,850 shares ($85,585); Mr. Swanson - 5,910 shares ($86,463); and Mr. Long
    - 3,976 shares ($58,169).
(4) Includes options granted in 2000 relating to 1999 performance.
(5) Amounts represent Company contributions to the Employee Deferred Compensation Plan [401(k)] and Employee Stock Ownership Plan. Subject to certain age and service requirements, all employees of the Company and its subsidiaries are eligible to participate in these plans.


                              OPTION GRANTS IN 1999

    The following table provides information on options granted to the Named Executives during the year ended December 31, 1999.


                                                          Individual Grants
                                    Number of              Percent of Total       Exercise or                            Grant Date
                              Securities Underlying       Options Granted to      Base Price         Expiration           Present
                                Options Granted(1)         Employees in 1999    (per share)(2)          Date              Value(3)
-----------------------------------------------------------------------------------------------------------------------------------

Charles C. Van Loan                    2,870                     1.93%              $15.92           April 20, 2004      $  12,083
                                      17,534                    11.79                13.69         January 16, 2010        117,828

Michael M. Magee                       2,870                     1.93%              $15.92           April 20, 2004      $  12,083
                                       8,054                     5.42                13.69         January 16, 2010         54,123

Jeffrey A. Bratsburg                   2,870                     1.93%              $15.92           April 20, 2004      $  12,083
                                       6,904                     4.64                13.69         January 16, 2010         46,395

Edward B. Swanson                      2,870                     1.93%              $15.92           April 20, 2004      $  12,083
                                       7,470                     5.02                13.69         January 16, 2010         50,198

Ronald L. Long                         2,870                     1.93%              $15.92           April 20, 2004      $  12,083
                                       6,408                     4.31                13.69         January 16, 2010         43,062


(1)Indicates number of shares which may be purchased pursuant to options granted under the Company's Employee Stock Option Plan. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant.
(2)The exercise price equals the prevailing market price of the Common Stock on the date of grant. The exercise price may be paid in cash, by the delivery of previously owned shares, through the withholding of shares otherwise issuable upon exercise or a combination thereof.
(3)The values reflect application of the Black-Scholes option pricing model.
   The assumptions employed on options with an expiration date of April 20, 2004 were expected volatility of 15.5%, risk-free rate of return of 5.04%, dividend yield of 3.35% and time to exercise of five years. The assumptions employed on options with an expiration date of January 16, 2010 were expected volatility of 8.32%, risk-free rate of return of 6.74%, dividend yield of 4.09% and time to exercise of ten years

                    AGGREGATED STOCK OPTION EXERCISES IN 1999
                           AND YEAR END OPTION VALUES

    The following table provides information on the number and value of options exercised in the past year, as well as the number and value of unexercised options held by the Named Executives at December 31, 1999. Options covering 77,068 shares of Common Stock were exercised in 1999.



                                                                      Number of Securities Underlying      Value of Unexercised
                                             Shares                         Unexercised Options          In-the-Money Options(2)
                                           Acquired       Value       -------------------------------  ----------------------------
Name                                      on Exercise    Realized(1)   Exercisable     Unexercisable   Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan                          2,871         $24,278        11,483          20,404         $29,064        $16,438
Michael M. Magee                                 0               0        11,483          10,924          29,064          7,551
Jeffrey A. Bratsburg                         2,871          24,272        11,483           9,774          29,064          6,473
Edward B. Swanson                            2,871          25,809        11,483          10,340          29,064          7,003
Ronald L. Long                               2,871          21,817         8,612           9,278          12,070          6,008



(1)The value realized upon the exercise of options is equal to the difference between the market value of the shares of Common Stock acquired at the time of exercise and the aggregate exercise price paid by the Named Executive to the Company.
(2)The value of unexercised options is based on the difference between the closing price of the Common Stock on December 31, 1999 ($14.63) and the exercise prices of the options.



                        MANAGEMENT CONTINUITY AGREEMENTS

    The Company has entered into individual Management Continuity Agreements with its executive officers and certain senior managers, including the Named Executives. These agreements provide severance benefits if the individual's employment is terminated within 36 months after a change in control of the Company or within six months before a change in control if the Company terminates the individual's employment in contemplation of a change in control and to avoid the agreement. For the purposes of these agreements, a "change in control" is any occurrence reportable as such in a proxy statement under applicable rules of the Securities and Exchange Commission, and would include, without limitation, the acquisition of beneficial ownership of 20% of the Company's voting securities by any person, certain extraordinary changes in the composition of the board of directors, or the merger or consolidation of the Company in which it is not the surviving entity, or its sale or liquidation.
    Severance benefits are not payable if the Company terminates the employment for cause, if employment terminates due to the individual's death or disability, or if the individual resigns without "good reason." An individual may resign with "good reason"| after a change in control and retain benefits if the Company reduces the individual's salary or bonus, assigns duties inconsistent with the individual's prior position, or makes other material, adverse changes in the terms or conditions of the individual's employment. The agreements are for self-renewing terms of one to three years unless the Company takes action to terminate further extensions. The agreements are automatically extended for a one- to three-year term from the date of a change in control. These agreements provide a severance benefit of a lump-sum payment equal to one- to three-years' salary and bonus and a continuation of benefits coverage for one to three years.


                        TRANSACTIONS INVOLVING MANAGEMENT

    Directors and officers of the Company and their associates were customers of, and had transactions with, subsidiaries of the Company in the ordinary course of business during 1999. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms,including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features. Such loans totaled $16,829,000 at December 31, 1999, equal to 14.80% of shareholders' equity.

    Two directors have financial interests in partnerships, that sold land contracts to one of the Banks during 1999. Mr. Wright has an interest in one of these partnerships, that sold nine contracts with an aggregate principal face value of approximately $580,000. Mr. Wright and Mr. Van Loan have interests in a second partnership that sold two contracts with an aggregate principal face value of $269,000. The contracts mature not later than January of 2005 and have an average rate of approximately 8.5%. The contracts were sold without recourse at face value.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's directors and executive officers, as well as any person holding more than 10% of its Common Stock, are required to report initial statements of ownership of the Company's securities and changes in such ownership to the Securities and Exchange Commission. Based upon written representations by each Director and Executive Officer, all of the required reports were timely filed by such persons during 1999, except that Mr. Kohn failed to file one report covering the acquisition of Common Stock.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if desired and will be available to respond to appropriate questions. The Board of Directors has not yet selected independent accountants for 2000. It is expected that KPMG LLP will be selected to serve as the independent accountants for 2000.

                             SHAREHOLDER PROPOSALS

    Article VIII of the Company's Articles of Incorporation contains certain procedural requirements applicable for shareholder nominations of persons to be elected as directors of the Company. A copy of the Company's Articles of Incorporation has been filed with the Securities and Exchange Commission and can be obtained from its Public Reference Section or the Company. Any other shareholder proposal to be considered by the Company for inclusion in the 2001 Annual Meeting of Shareholders proxy material must be received by the Company not later than November 20, 2000.

                                    GENERAL

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegraph or in person. The Company has retained the services of Corporate Investor Communications, Inc. to deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners, as well as solicit proxies from these institutions. The cost of such services is expected to total approximately $5,000, plus reasonable out of pocket expenses.
    As of the date of this proxy statement, Management knows of no other matters to be brought before the meeting. However, if further business is presented by others, the proxy holders will act in accordance with their best judgment.


                                           By order of the Board of Directors,


                                           /s/  William R. Kohls

                                           William R. Kohls
                                           Secretary




Dated: March 15, 2000
                                       14

                                   EXHIBIT A

                             THIRD AMENDMENT TO THE
                          INDEPENDENT BANK CORPORATION
                           EMPLOYEE STOCK OPTION PLAN


    THIRD AMENDMENT TO THE INDEPENDENT BANK CORPORATION EMPLOYEE STOCK OPTION PLAN, is adopted by the Board of Directors of Independent Bank Corporation (the "Company"), to be effective as of September 15, 1999, with reference to the following:

    A. The Independent Bank Corporation Employee Stock Option Plan (the "Plan") was approved by the Company's shareholders on April 21, 1992, and has subsequently been amended.

    B. Under Paragraph 8 of the Plan, the Board of Directors has the authority, subject to certain conditions, to amend the Plan from time to time.

    C. The Board of Directors has elected to amend the Plan to increase the aggregate number of shares reserved for issuance pursuant to the Plan.

    NOW, THEREFORE, the Plan is amended as follows:

    1. The first sentence of Paragraph 5 of the Plan is hereby amended to read as follows:

    Subject to adjustments as provided in Paragraph 6(h), the aggregate number of shares reserved for issuance pursuant to the Plan shall be 1,100,000 shares of the Company's Common Stock (the "Shares").

    2.  In all other respects, the Plan shall continue in full force and effect.

    3. This Third Amendment shall be submitted to the Company's shareholders for approval. The effective date for this Third Amendment shall be September 15, 1999.




                                       15

                                    APPENDIX
-------------------------------------------------------------------------------

    Independent Bank Corporation is a bank holding company with total assets of $1.7 billion. Its five subsidiary banks (the "Banks") principally serve suburban and rural communities located across Michigan's Lower Peninsula.
    The Banks emphasize service and convenience as the principal means of competing in the delivery of financial services. Accordingly, the Company's community banking philosophy vests discretion and authority in the Banks' management while providing financial incentives to align the interests of such managers with those of its shareholders.
    To support the Banks' service and sales efforts, while providing the internal controls that are consistent with its decentralized structure, the Company has consolidated the Banks' operations and provides administrative and operation services to the Banks.



CONTENTS

Management's Discussion and Analysis.................................   A-2
Selected Consolidated Financial Data.................................  A-12
Independent Auditor's Report.........................................  A-13
Consolidated Financial Statements....................................  A-14
Notes to Consolidated Financial Statements...........................  A-18
Quarterly Data.......................................................  A-34
Shareholder Information..............................................  A-35
Executive Officers and Directors.....................................  A-35

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Management's discussion and analysis of financial condition and results of operations contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in such forward-looking statements.

    The following section presents additional information to assess the financial condition and results of operations of the Company and its subsidiary banks (the "Banks"). This section should be read in conjunction with the consolidated financial statements and the supplemental financial data contained elsewhere in this appendix.


                                  ACQUISITIONS

    On September 15, 1999, the Company completed its acquisition of Mutual Savings Bank, f.s.b. ("MSB"). On that date, MSB's assets and shareholders' equity totaled approximately $580 million and $44 million, respectively. The markets served by MSB's 22 offices are located within the Lower Peninsula of Michigan and are generally contiguous to markets that are served by the remaining Banks.
    Consideration consisted of 3,436,000 shares of common stock (3,608,000 shares adjusted for a 5% stock dividend.) The transaction qualifies as a "pooling of interests" and the Company's results of operations for 1999 include MSB's revenues and expenses since January 1, 1999. The Company's results of operations for 1998 and 1997 as well as its statement of financial condition at December 31, 1998, have been restated to include the accounts of MSB. Restructuring and other non-recurring charges totaled approximately $8,000,000 before federal income tax.
    On April 17, 1998, the Company purchased the outstanding capital stock of First Home Financial, Inc. ("FHF"), an originator of manufactured home loans. Aggregate consideration consisted of 76,000 shares of common stock (adjusted for stock splits and dividends). Goodwill totaled approximately $2.0 million. FHF operates as a subsidiary of one the Banks and substantially all of the loans originated by FHF are sold to non-affiliated banks and finance companies.
    On June 12, 1998, one of the Banks purchased two branches from Great Lakes National Bank (the "GLNB Offices"). On that date, the GLNB Offices had deposits totaling $18.3 million and the Bank recorded an intangible asset of $1.3 million. The Bank also purchased certain real and personal property and net cash proceeds from the transaction totaled $16.2 million.


                              RESULTS OF OPERATIONS

    SUMMARY. Net income totaled $8,669,000 in 1999 compared to $11,949,000 and $1,469,000 in 1998 and 1997, respectively. The Company's results of operation for 1999 reflect certain non-recurring, merger-related charges, which include a net loss on the sale of securities as well as settlement costs relating to a shareholder suit against MSB. Net income for 1997 also reflects a charge to settle a similar lawsuit against MSB. These non-recurring charges, net of federal income taxes, totaled $5,750,000 in 1999 and $8,125,000 in 1997. (See "Non-interest income" and "Non-interest expense.")


NON-RECURRING CHARGES                                   Year Ended December 31,
                                                               1999
-------------------------------------------------------------------------------
Litigation settlement....................................   $  2,025,000
Data processing termination and conversion costs.........      1,677,000
Legal and professional...................................      1,133,000
Severance................................................        683,000
Write-off of fixed assets................................        910,000
Loss on sale of securities...............................        772,000
Other....................................................        800,000
                                                            ------------
  Total non-recurring charges............................      8,000,000
Federal income tax benefit...............................     (2,250,000)
                                                            ------------
    Net non-recurring charges............................   $  5,750,000
                                                            ============

    Excluding consideration of these non-recurring charges, the Company's earnings would have increased by 21% to $14,419,000 in 1999. A year earlier, net income would have increased by 25% to $11,949,000 from $9,594,000 in 1997. These increases principally reflect increases in net interest income. The increase in operating earnings during 1999 also reflects a decline in the provision for loan losses.


OPERATING EARNINGS                                     Year Ended December 31,
                                               1999              1998              1997
------------------------------------------------------------------------------------------

Net income .............................   $ 8,669,000       $11,949,000      $  1,469,000
Non-recurring charges ..................     8,000,000                           9,650,000
Federal income tax benefit .............    (2,250,000)                         (1,525,000)
                                           -----------       -----------      ------------
       Operating earnings ..............   $14,419,000       $11,949,000      $  9,594,000
                                           ===========       ===========      ============


KEY PERFORMANCE RATIOS                                 Year ended December 31,
                                                 1999              1998             1997
------------------------------------------------------------------------------------------
Net income to
   Average equity ..........................     7.26%            10.72%            1.37%
   Average assets ..........................      .52               .72              .09
Net income per share
   Basic ...................................    $ .76           $  1.06           $  .13
   Diluted .................................      .75              1.05              .13
Operating earnings to(1)
   Average equity ..........................    12.08%            10.72%            8.92%
   Average assets ..........................      .87               .72              .60
Operating earnings per share(1)
   Basic ...................................    $1.27           $  1.06           $  .86
   Diluted .................................     1.25              1.05              .86

(1)Operating earnings exclude certain merger-related charges and settlement costs associated with lawsuits against the former Mutual Savings Bank, f.s.b. incurred during 1999 and 1997.

    NET INTEREST INCOME. Tax equivalent net interest income totaled $69,222,000 during 1999, compared to $62,792,000 and $55,301,000 during 1998 and 1997, respectively. Tax equivalent net interest income was equal to 4.47% of average earning assets in 1999 compared to 4.08% and 3.66% in 1998 and 1997. These increases may be attributed to the scheduled maturity of certain low-yield assets and high-cost liabilities at MSB. Increases in loans, excluding loans held for sale ("Portfolio Loans"), as a percent of average earning assets also contributed to the increase in tax equivalent net interest income. Management believes that the implementation of new loan and deposit pricing strategies as well as its efforts to restructure MSB's securities portfolios also had a positive impact on tax equivalent net interest income in 1999.



                                               1999                              1998                              1997
AVERAGE                           ------------------------------------------------------------------------------------------------
BALANCES AND TAX                  Average                          Average                             Average
EQUIVALENT RATES                  Balance    Interest    Rate      Balance      Interest    Rate       Balance    Interest   Rate
----------------------------------------------------------------------------------------------------------------------------------
                                                                         (dollars in thousands)
ASSETS
  Loans--all domestic(1,2).... $ 1,222,564   $ 106,233    8.69%  $ 1,124,847   $ 101,852    9.05%   $   975,476   $ 88,322   9.05%
  Taxable securities..........     215,550      12,808    5.94       334,927      19,282    5.76        460,225     26,982   5.86
  Tax-exempt securities(2)....      90,185       7,334    8.13        55,056       4,665    8.47         52,139      4,423   8.48
  Other investments...........      19,627       1,577    8.03        24,557       1,660    6.76         22,865      1,592   6.96
                               -----------   ---------           -----------   ---------            -----------   --------
    Interest earning assets...   1,547,926     127,952    8.27     1,539,387     127,459    8.28      1,510,705    121,319   8.03
                                             ---------                         ---------                          --------
  Cash and due from banks.....      44,910                            37,289                             33,608
  Other assets, net...........      73,660                            72,298                             64,754
                               -----------                       -----------                        -----------
      Total assets............ $ 1,666,496                       $ 1,648,974                        $ 1,609,067
                               ===========                       ===========                        ===========

LIABILITIES
  Savings and NOW............. $   576,194      13,704    2.38   $   525,638      13,912    2.65    $   501,548     13,825   2.76
  Time deposits...............     578,294      30,402    5.26       535,861      29,291    5.47        490,382     26,834   5.47
  Long-term debt..............       4,245         268    6.31         6,749         457    6.77          8,245        602   7.30
  Other borrowings............     243,519      14,356    5.90       329,525      21,007    6.37        387,692     24,757   6.39
                               -----------   ---------           -----------   ---------            -----------   --------
    Interest bearing
      liabilities.............   1,402,252      58,730    4.19     1,397,773      64,667    4.63      1,387,867     66,018   4.76
                                             ---------                         ---------                          --------
  Demand deposits.............     125,936                           107,403                            91,440
  Other liabilities...........      18,937                            32,316                            22,165
  Shareholders' equity........     119,371                           111,482                           107,595
      Total liabilities and    -----------                       -----------                       -----------
       shareholders' equity... $ 1,666,496                       $ 1,648,974                       $ 1,609,067
                               ===========                       ===========                       ===========

      Net interest income.....               $  69,222                         $  62,792                          $ 55,301
                                             =========                         =========                          ========

      Net interest income
       as a percent of
       earning assets.........                            4.47%                             4.08%                            3.66%
                                                          ====                              ====                             ====

(1)Interest on loans includes net origination fees totaling $6,301,000, $6,244,000 and $3,911,000 in 1999, 1998 and 1997, respectively.
(2)Interest on tax-exempt securities has been adjusted to reflect preferential taxation. The adjustment assumes a marginal tax rate of 35%. For purposes of analysis, tax-exempt loans are included in tax-exempt securities.



CHANGE IN TAX EQUIVALENT                                           1999 compared to 1998             1998 compared to 1997
NET INTEREST INCOME                                            Volume      Rate       Net         Volume     Rate       Net
-----------------------------------------------------------------------------------------------------------------------------
                                                                                       (in thousands)
Increase (decrease) in interest income(1)
  Loans--all domestic........................................ $  8,604   $(4,223)  $ 4,381       $ 13,525    $   5   $ 13,530
  Taxable securities.........................................   (7,075)      601    (6,474)        (7,222)    (478)    (7,700)
  Tax-exempt securities(2)...................................    2,864      (195)    2,669            247       (5)       242
  Other investments..........................................     (366)      283       (83)           115      (47)        68
                                                              --------   -------   -------       --------    -----   --------
    Total interest income....................................    4,027    (3,534)      493          6,665     (525)     6,140
                                                              --------   -------   -------       --------    -----   --------
Increase (decrease) in interest expense(1)
  Savings and NOW............................................    1,272    (1,480)     (208)           650     (563)        87
  Time deposits..............................................    2,261    (1,150)    1,111          2,485      (28)     2,457
  Long-term debt.............................................     (160)      (29)     (189)          (104)     (41)      (145)
  Other borrowings...........................................   (5,163)   (1,488)   (6,651)        (3,707)     (43)    (3,750)
                                                              --------   -------   -------       --------    -----   --------
    Total interest expense...................................   (1,790)   (4,147)   (5,937)          (676)    (675)    (1,351)
                                                              --------   -------   -------       --------    -----   --------
      Net interest income.................................... $  5,817   $   613   $ 6,430       $  7,341    $ 150   $  7,491
                                                              ========   =======   =======       ========    =====   ========


(1)The change in interest due to changes in both balance and rate has been allocated to change due to balance and change due to rate in proportion to the relationship of the absolute dollar amounts of change in each.
(2)Interest on tax-exempt securities has been adjusted to reflect preferential taxation. The adjustment assumes a marginal tax rate of 35%.

    Average earning assets totaled $1.55 billion in 1999 compared to $1.54 billion and $1.51 billion in 1998 and 1997, respectively. The moderate increases in average earning assets principally reflect efforts to restructure the balance sheet and manage capital resources at MSB.


 COMPOSITION OF AVERAGE EARNING ASSETS                      Year Ended December 31,
 AND INTEREST PAYING LIABILITIES                      1999               1998             1997
----------------------------------------------------------------------------------------------------
As a percent of average earning assets
   Loans--all domestic..............................    79.0%             73.1%            64.6%
   Other earning assets.............................    21.0              26.9             35.4
                                                       ----------------------------------------
       Average earning assets.......................   100.0%            100.0%           100.0%
                                                       ========================================

   Savings and NOW..................................    37.2%             34.1%            33.2%
   Time deposits....................................    33.0              32.6             32.2
   Brokered CDs.....................................     4.4               2.3              0.3
   Other borrowings and long-term debt..............    16.0              21.8             26.2
                                                       ----------------------------------------
       Average interest bearing liabilities.........    90.6%             90.8%            91.9%
                                                       ========================================

Earning asset ratio ................................    92.9%             93.4%            93.9%
Free-funds ratio ...................................     9.4               9.2              8.1


    PROVISION FOR LOAN LOSSES. The provision for loan losses was $2,661,000 during 1999 compared to $3,628,000 and $1,975,000 during 1998 and 1997, respectively. The decrease in the provision reflects Management's assessment of the allowance for loan losses, which is based upon the composition of the loan portfolio, an evaluation of specific credits, historical loss experience as well as the level of non-performing and impaired loans. (See "Portfolio loans and asset quality.")

    NON-INTEREST INCOME. Non-interest income totaled $17,323,000 during 1999 compared to $19,118,000 and $12,288,000 in 1998 and 1997. The $1,795,000 decline in non-interest income during 1999 principally reflects a decrease in net gains on the sale of real estate mortgage loans. A net loss on the sale of securities, which was principally related to the restructuring of MSB's securities portfolios also contributed to the decline in non-interest income. Increases in service charges on deposit accounts and fees associated with the origination of manufactured home loans partially offset the decline. The $6,830,000 increase in non-interest income during 1998 principally reflects an increase in net gains on the sale of real estate mortgage loans as well as the purchase of FHF.


NON-INTEREST INCOME                                                Year Ended December 31,
                                                           1999              1998              1997
-------------------------------------------------------------------------------------------------------
Service charges on deposit accounts...................  $ 5,696,000       $ 4,554,000      $  3,692,000
Net gains (losses) on asset sales
   Real estate mortgage loans.........................    4,247,000         7,052,000         2,899,000
   Securities.........................................     (912,000)          267,000           273,000
FHF origination fees and commissions..................    2,009,000         1,304,000
Title insurance fees..................................      844,000           872,000           585,000
Mutual fund and annuity commissions...................    1,370,000           941,000           551,000
Real estate mortgage loan servicing fees..............    1,300,000         1,154,000         1,647,000
Other.................................................    2,769,000         2,974,000         2,641,000
                                                        -----------------------------------------------
       Total non-interest income......................  $17,323,000       $19,118,000     $  12,288,000
                                                        ===============================================

    Service charges on deposit accounts increased by 25% to $5,696,000 during 1999 and by 23% to $4,554,000 during 1998. These increases principally reflect the impact of certain deposit account promotions, which include direct mail solicitations, at two of the Banks.
    The Banks realized net gains of $4,247,000 on the sale of real estate mortgage loans totaling $271.1 million during 1999. During 1998 and 1997, the Banks realized net gains of $7,052,000 and $2,899,000 on the sale of loans totaling $500.9 million and $181.0 million, respectively.


NET GAINS ON THE SALE OF REAL ESTATE                                                    Year ended December 31,
MORTGAGE LOANS                                                                   1999              1998             1997
-----------------------------------------------------------------------------------------------------------------------------
Real estate mortgage loans originated................................       $ 508,700,000      $804,000,000    $  401,300,000
Real estate mortgage loans sold......................................         271,100,000       500,900,000       181,000,000
Real estate mortgage loan servicing rights sold......................          20,800,000        56,200,000        24,200,000
Net gains on the sale of real estate mortgage loans..................           4,247,000         7,052,000         2,899,000
Net gains as a percent of real estate mortgage loans sold............                1.57%             1.41%             1.60%

    The volume of loans sold is dependent upon the Banks' ability to originate real estate mortgage loans. The demand for real estate mortgage loans is particularly sensitive to the absolute level of interest rates. In 1998, approximately 60% of the $804.0 million of loans originated was the result of refinancing activity. Management estimates that refinancing activities accounted for approximately 38% and 35% of the real estate mortgage loans originated during 1999 and 1997, respectively.
    The volume of loans sold is further dependent upon the demand for fixed-rate obligations and other loans that the Banks cannot profitably fund within established interest-rate risk parameters. (See "Portfolio loans and asset quality.") Net gains on the sale of real estate mortgage loans are also dependent upon economic and competitive factors as well as the Banks' ability to effectively manage exposure to changes in interest rates. Given a decline in loans held for sale, together with a substantial decline in refinancing activity, net gains on the sale of real estate mortgage loans during subsequent periods may not be commensurate with the amount recorded during 1999.
    The Banks recognized a net loss on the sale of securities totaling $912,000 during 1999, compared to net gains of $267,000 and $273,000 during 1998 and 1997, respectively. Approximately $772,000 of the net losses in 1999 relate to balance sheet restructuring efforts at MSB. (See "Securities.")

    NON-INTEREST EXPENSE. Merger-related restructuring charges and the cost to settle shareholder suits against MSB are included in non-interest expense. Such expenses totaled $7,228,000 and $9,650,000 in 1999 and 1997, respectively. Excluding these non-recurring charges, non-interest expense totaled $62,252,000 in 1999 compared to $59,726,000 in 1998 and $51,152,000 in 1997.


NON-INTEREST EXPENSE                                                                 Year ended December 31,
                                                                            1999              1998               1997
-------------------------------------------------------------------------------------------------------------------------
Salaries............................................................    $23,788,000       $ 21,544,000      $  18,289,000
Performance-based compensation and benefits.........................      5,166,000          5,960,000          4,241,000
Other benefits......................................................      5,335,000          4,845,000          3,985,000
                                                                        -------------------------------------------------
   Salaries and benefits............................................     34,289,000         32,349,000         26,515,000
Occupancy, net......................................................      4,607,000          4,194,000          3,906,000
Furniture and fixtures..............................................      4,230,000          3,659,000          3,354,000
Computer processing.................................................      3,356,000          2,912,000          2,411,000
Advertising.........................................................      2,545,000          2,176,000          1,905,000
Communications......................................................      2,257,000          2,160,000          1,826,000
Amortization of intangible assets...................................      1,742,000          1,692,000          1,523,000
Supplies............................................................      1,661,000          1,431,000          1,185,000
FDIC insurance......................................................      1,392,000          1,410,000          1,536,000
Loan and collection.................................................      1,348,000          1,554,000          1,146,000
Merger-related......................................................      5,203,000
Litigation settlement...............................................      2,025,000                             9,650,000
Other...............................................................      4,825,000          6,189,000          5,845,000
                                                                        -------------------------------------------------
       Total non-interest expense...................................    $69,480,000       $ 59,726,000      $  60,802,000
                                                                        =================================================

    In addition to increases in salaries and benefits, increases in non-interest expense reflect direct-mail and other marketing expenses related to deposit account promotions at two of the Banks. Management is considering the introduction of similar promotions at the remaining Banks. Costs associated with FHF and the operation of the GLNB offices also contributed to the increase in non-interest expense.
    The Company and each of the Banks maintain performance-based compensation plans. In addition to commissions and cash incentive awards, such plans include its employee stock ownership and employee stock option plans and, prior to 1999, the Incentive Share Grant Plan. Management believes that these equity-based plans help align the interests of the Company's officers and employees with those of its shareholders.
    During 1999, the Board of Directors elected to replace the Incentive Share Grant Plan with a combination of cash payments and the grant of incentive stock options. The Board believes that such cash payments and option grants provide the Company's executives with a greater incentive and means of retaining the Company's common stock as compared to the Incentive Share Grant Plan. This action by the Board of Directors during the fourth quarter of 1999, accounts for $350,000 of the $794,000 decline in performance-based compensation. A decline in commissions paid in conjunction with the origination of real estate mortgage loans also contributed to the decline in performance-based compensation.

                               FINANCIAL CONDITION

    SUMMARY. Portfolio Loans increased by 12% to $1.29 billion at December 31, 1999. An increase in residential real estate mortgage loans accounts for 44% of the $138.5 million increase in Portfolio Loans. Commercial and agricultural loans and installment loans accounted for 41% and 15% of the increase, respectively. (See "Portfolio loans and asset quality.")
    An increase in deposits and a decline in loans held for sale principally funded the increase in Portfolio Loans. Proceeds from the sale or maturity of securities also funded a portion of the increase in Portfolio Loans. (See "Securities.")
    Deposits grew by 4% to $1.31 billion at December 31, 1999. Time deposit accounts grew by $35.8 million and account for the majority of the $55.1 million increase in total deposits. The increase in time deposits reflects the Banks' use of brokered certificates of deposits. (See "Deposits and borrowings.")

    SECURITIES. The Banks maintain diversified securities portfolios that include obligations of the U.S. Treasury and government-sponsored agencies as well as securities issued by states and political subdivisions, corporate securities and mortgage-backed securities. Management continually evaluates the Banks' asset/liability management needs and attempts to maintain a portfolio structure that provides sufficient liquidity and cash flow. (See "Asset/liability management.")


SECURITIES                                                Amortized                    Unrealized                       Fair
                                                            Cost               Gains                 Losses             Value
-----------------------------------------------------------------------------------------------------------------------------------
   Securities available for sale
      December 31, 1999 .........................        $198,764,000        $  1,234,000        $  4,698,000        $195,300,000
      December 31, 1998 .........................         152,622,000           3,131,000             129,000         155,624,000

   Securities held to maturity
      December 31, 1999 .........................        $ 71,115,000        $    237,000        $    866,000        $ 70,486,000
      December 31, 1998 .........................         161,301,000             762,000             119,000         161,944,000

    The purchase or sale of securities is dependent upon Management's assessment of reinvestment opportunities as well as the Banks' asset/liability management needs. The Banks sold securities with an aggregate market value of $112.9 million during the year ended December 31, 1999, compared to $11.3 million during 1998. The increase in the sale of securities principally relates to Management's efforts to restructure MSB's securities portfolios.
    Mortgage pass-thru securities issued by government-sponsored agencies comprise the majority of the securities sold during 1999. Such securities had a weighted-average life of approximately 2 years and have been sold to yield approximately 6.34%. Proceeds have been utilized to fund increases in Portfolio Loans or to purchase higher-yielding securities, including securities issued by states and political subdivisions and corporate securities.

    PORTFOLIO LOANS AND ASSET QUALITY. Management believes that the Company's decentralized structure provides important advantages in serving the credit needs of the Banks' principal lending markets. In addition to the communities served by the Banks' branch networks, principal lending markets include nearby communities and metropolitan areas. Subject to established underwriting criteria, the Banks also participate in commercial lending transactions with certain non-affiliated banks and may also purchase real estate mortgage loans from third-party originators.


LOAN PORTFOLIO COMPOSITION                                                                               December 31,
                                                                                                 1999                   1998
---------------------------------------------------------------------------------------------------------------------------------
   Real estate
      Residential first mortgages .............................................           $  603,714,000           $  587,246,000
      Residential home equity and other junior mortgages ......................              138,682,000              100,069,000
      Construction and land development .......................................              130,373,000              104,660,000
      Other(1) ................................................................              230,005,000              171,262,000
   Consumer ...................................................................              108,054,000              110,216,000
   Commercial .................................................................               60,637,000               57,093,000
   Agricultural ...............................................................               19,176,000               21,593,000
                                                                                          --------------           --------------
          Total loans .........................................................           $1,290,641,000           $1,152,139,000
                                                                                          ==============           ==============

(1) Includes loans secured by multi-family residential and non-farm, non-residential property.

    Although the Management and Board of Directors of each Bank retain authority and responsibility for credit decisions, each of the Banks has adopted uniform underwriting standards. The Company's loan committee as well as the centralization of commercial loan credit services and loan review functions promote compliance with such established underwriting standards. The centralization of retail loan services also provides for consistent service quality and facilitates compliance with consumer protection laws and regulations.

    Management has determined that the retention of certain real estate mortgage loans, generally 15- and 30-year fixed-rate obligations, is inconsistent with its goal to maintain profitable leverage or the Banks' interest-rate risk profiles. Accordingly, the majority of such loans is sold to mitigate exposure to changes in interest rates. Adjustable-rate and balloon real estate mortgage loans may often be profitably funded within established risk parameters. The retention of such loans, together with commercial and agricultural loans, has been a principal focus of the Banks' balance sheet management strategies. (See "Asset/liability management.")



NON-PERFORMING ASSETS                                                                              December 31,
                                                                                   1999                1998                1997
--------------------------------------------------------------------------------------------------------------------------------
   Non-accrual loans .........................................................      $2,980,000       $4,302,000       $3,559,000
   Loans 90 days or more past due and still accruing interest ................       2,029,000        2,240,000        1,904,000
   Restructured loans ........................................................         270,000          295,000          184,000
                                                                                    --------------------------------------------
      Total non-performing loans .............................................       5,279,000        6,837,000        5,647,000
   Other real estate .........................................................       1,315,000        1,265,000          523,000
                                                                                    --------------------------------------------
          Total non-performing assets ........................................      $6,594,000       $8,102,000       $6,170,000
                                                                                    ============================================

   As a percent of Portfolio Loans
      Non-performing loans ...................................................             .41%             .59%             .53%
      Non-performing assets ..................................................             .51              .70              .57
      Allowance for loan losses ..............................................            1.01             1.00              .91
   Allowance for loan losses as a percent of non-performing loans ............             246              169              171

    Residential real estate mortgages and home equity loans comprise a substantial portion of the Banks' lending activities. The increase in residential real estate mortgage loans reflects an increase in the relative demand for adjustable-rate and balloon loans that accompanied the increase in interest rates. A decline in prepayment rates also contributed to the increase in residential real estate mortgage loans. (See "Non-interest income.")



ALLOWANCE FOR LOAN LOSSES                                                               Year ended December 31,
                                                                         1999                   1998                    1997
-------------------------------------------------------------------------------------------------------------------------------

   Balance at beginning of period ..........................         $ 11,557,000           $  9,639,000           $  8,815,000
      Provision charged to operating expense ...............            2,661,000              3,628,000              1,975,000
      Recoveries credited to allowance .....................              746,000                655,000                590,000
      Loans charged against allowance ......................           (1,979,000)            (2,365,000)            (1,741,000)
                                                                     ----------------------------------------------------------
   Balance at end of period ................................         $ 12,985,000           $ 11,557,000           $  9,639,000
                                                                     ==========================================================
   Net loans charged against the allowance
      to average Portfolio Loans ...........................                 0.10%                   .15%                   .12%

    Management's assessment of the allowance for loan losses is based on the composition of the loan portfolio, an evaluation of specific credits, historical loss experience as well as the level of non-performing and impaired loans. Loans charged against the allowance for loan losses, net of recoveries, were equal to
 .10% of average loans during 1999 compared to .15% and .12% during 1998 and 1997, respectively. (See "Provision for loan losses.")

    DEPOSITS AND BORROWINGS. The Banks' competitive position within many of the markets served by the branch networks limits the ability to materially increase deposits without adversely impacting the weighted-average cost of core deposits. Accordingly, Management employs pricing tactics that are intended to enhance the value of core deposits and the Banks' have implemented funding strategies that incorporate other borrowings and Brokered CDs to finance a portion of the Portfolio Loans. The use of such alternate sources of funds is also an integral part of the Banks' asset/liability management efforts.


AVERAGE CORE DEPOSIT BALANCES                                                              Year ended December 31,
                                                                                 1999                1998               1997
---------------------------------------------------------------------------------------------------------------------------------
   Demand ........................................................       $  125,936,000       $  107,403,000       $   91,440,000
   Savings and Now ...............................................          576,194,000          525,638,000          501,548,000
   Time, excluding brokered certificates of deposits .............          510,034,000          501,225,000          486,303,000
                                                                         --------------------------------------------------------
          Total average Core Deposits ............................       $1,212,164,000       $1,134,266,000       $1,079,291,000
                                                                         ========================================================

    Average deposits, excluding brokered certificates of deposit ("Core Deposits"), grew to $1.21 billion during 1999 from $1.13 billion and $1.08 billion in 1998 and 1997, respectively. Savings and Now increased by 10% to $576.2 million and accounts for 65% of the $77.9 million increase in total average Core Deposits during 1999. During that period, average demand deposits grew by 17% to $125.9 million.


ALTERNATE SOURCES OF FUNDS                                                          December 31,
                                                                    1999                                      1998
                                               ----------------------------------------------------------------------------------
                                                                   Average                                   Average
                                                   Amount         Maturity      Rate        Amount          Maturity        Rate
---------------------------------------------------------------------------------------------------------------------------------
   Brokered CDs ...............................  $101,029,000     6.0 years     6.24%    $ 54,885,000       4.4 years       5.64%
   Fixed-rate FHLB advances(1) ................   131,592,000     3.2 years     5.98      103,854,000       4.3 years       6.04
   Variable-rate FHLB advances(2) .............    59,056,000     0.4 years     4.63       68,500,000        .5 years       5.21

(1)Advances totaling $20 million and $28 million, at December 31, 1999 and 1998, respectively, have provisions that allow the FHLB to convert fixed-rate advances to adjustable rates prior to stated maturity.
(2)The rate paid on variable-rate advances at December 31, 1999, reflects overnight advances totaling $39 million with an average rate of 4.05%. The rate paid on such advances averaged 5.54% during January of 2000.

    Other borrowed funds, principally advances from the Federal Home Loan Bank (the "FHLB"), totaled $224.6 million at December 31, 1999, compared to $229.2 million a year earlier. The decline in other borrowed funds reflects the competitive cost of Brokered CDs as well as Management's efforts to diversify the Banks' funding sources. Brokered CDs totaled $101.0 million and $54.9 million at December 31, 1999 and 1998, respectively. Derivative financial instruments are employed to reduce the cost of alternate funding sources and to manage the Banks' exposure to changes in interest rates. (See "Asset/liability management.")



INTEREST-RATE DERIVATIVE FINANCIAL INSTRUMENTS                                  December 31, 1999
                                                                                                                   Swaps
                                                                                                   -------------------------------
                                                 Caps               Floors           Collars          Pay Fixed     Pay Variable
----------------------------------------------------------------------------------------------------------------------------------
   Notional amount ...................       $ 29,000,000      $   8,000,000      $  7,000,000     $ 69,500,000     $ 81,000,000
   Weighted-average maturity .........          4.0 years          2.3 years         1.0 years        2.7 years        7.4 years
   Cap strike ........................               6.51%                                6.38%
   Floor strike ......................                                  5.17%             5.75
   Rate paying .......................                                                                     5.51%            5.96%
   Rate receiving ....................                                                                     6.10             6.40
   Premium paid ......................       $    958,000      $      31,000
   Annual cost .......................                .50%               .14%
   Amortized cost ....................       $    792,000      $      27,000
   Fair value ........................            900,000              9,000      $     13,000     $  1,485,000     $ (2,446,000)

    LIQUIDITY AND CAPITAL RESOURCES. Effective management of the Company's capital resources is critical to Management's mission to create value for the Company's shareholders. The cost of capital is an important factor in creating shareholder value and, accordingly, the Company's capital structure includes unsecured debt and trust preferred securities. To profitably deploy capital within existing markets, the Banks have implemented balance sheet management strategies that combine efforts to originate Portfolio Loans with disciplined funding strategies.
    On October 21, 1999, the Company announced that its board of directors had adopted a share repurchase plan. The plan authorizes the Company to acquire up to 325,000 shares of its common stock in open market transactions. The Company's authority to purchase shares of its common stock expires on March 15, 2000.


CAPITALIZATION                                                                                         December 31,
                                                                                              1999                      1998
--------------------------------------------------------------------------------------------------------------------------------
   Unsecured debt ...........................................................            $  12,500,000             $  10,000,000
   Trust preferred securities ...............................................               17,250,000                17,250,000
   Shareholders' equity
      Common stock ..........................................................               11,235,000                10,815,000
      Capital surplus .......................................................               71,672,000                66,406,000
      Retained earnings .....................................................               33,921,000                38,639,000
      Accumulated other comprehensive income (loss) .........................               (2,283,000)                1,981,000
      Unearned employee stock ownership plan shares .........................                 (799,000)                 (799,000)
                                                                                         -------------             -------------
        Total shareholders' equity ..........................................              113,746,000               117,042,000
                                                                                         -------------             -------------
          Total capitalization ..............................................            $ 143,496,000             $ 144,292,000
                                                                                         =============             =============

    Shareholders' equity totaled $113.7 million at December 31, 1999, a $3.3 million decrease from $117.0 million at December 31, 1998. Unrealized losses on securities available for sale and the purchase of common stock pursuant to the Company's share repurchase plan account for the decline in shareholders' equity. The retention of earnings and the issuance of common stock pursuant to various equity-based incentive compensation plans limited the decline in shareholders' equity. Shareholders' equity was equal to 6.59% of total assets at December 31, 1999, compared to 7.05% at December 31, 1998.


CAPITAL RATIOS                                                                                        December 31,
                                                                                                1999               1998
-------------------------------------------------------------------------------------------------------------------------
   Equity capital ...................................................................          6.59%                 7.05%
   Average shareholders' equity to average assets ...................................          7.16                  6.76
   Tier 1 leverage (tangible equity capital) ........................................          6.52                  6.65
   Tier 1 risk-based capital ........................................................          9.33                  9.97
   Total risk-based capital .........................................................         10.41                 11.04

    ASSET/LIABILITY MANAGEMENT. Interest-rate risk is created by differences in the cash flow characteristics of the Banks' assets and liabilities. Options embedded in certain financial instruments, including caps on adjustable-rate loans as well as borrowers' rights to prepay fixed-rate loans also create interest-rate risk.
    The asset/liability management efforts of the Company and the Banks identify and evaluate opportunities to structure the balance sheet in a manner that is consistent with Management's mission to maintain profitable financial leverage within established risk parameters. Management's evaluations of various opportunities and alternate balance sheet strategies carefully consider the likely impact on the Banks' risk profile as well as the anticipated contribution to earnings. The marginal cost of funds is a principal consideration in the implementation of the Banks' balance sheet management strategies, but such evaluations further consider interest-rate and liquidity risk as well as other pertinent factors.
    The Banks have established parameters for interest-rate risk. Management continually monitors the Banks' interest-rate risk and reports quarterly to the respective Bank's board of directors.
    Management employs simulation analyses to monitor the Banks' interest-rate risk profiles and evaluate potential changes in the Banks' net interest income and market value of portfolio equity that result from changes in interest rates. The purpose of these simulations is to identify sources of interest-rate risk inherent in the Banks' balance sheets. The simulations do not anticipate any actions that Management might initiate in response to changes in interest rates and, accordingly, the simulations do not provide a reliable forecast of anticipated results. The simulations are predicated on immediate, permanent and parallel shifts in interest rates and generally assume that current loan and deposit pricing relationships remain constant. The simulations further incorporate assumptions relating to changes in customer behavior, including changes in prepayment rates on certain assets and liabilities.

CHANGES IN MARKET VALUE OF PORTFOLIO EQUITY AND NET INTEREST INCOME


                                                     Market Value of           Percent        Net Interest      Percent
Change in Interest Rates                            Portfolio Equity(1)         Change           Income(2)      Change
------------------------------------------------------------------------------------------------------------------------
400 basis point rise ...................           $ 84,700,000                  (45.53)%     $ 52,600,000      (18.58)%
300 basis point rise ...................            101,700,000                  (34.60)        56,400,000      (12.69)
200 basis point rise ...................            120,700,000                  (22.38)        60,200,000       (6.81)
100 basis point rise ...................            140,100,000                   (9.90)        62,700,000       (2.94)
Base-rate scenario .....................            155,500,000                                 64,600,000
100 basis point decline ................            165,600,000                    6.50         66,000,000        2.17
200 basis point decline ................            170,000,000                    9.32         67,600,000        4.64
300 basis point decline ................            171,000,000                    9.97         68,900,000        6.66
400 basis point decline ................            175,000,000                   12.54         70,500,000        9.13

(1)Simulation analyses calculate the change in the net present value of the Company's assets and liabilities under parallel shifts in interest rates by discounting the estimated future cash flows using a market-based discount rate. Cash flow estimates incorporate anticipated changes in prepayment speeds and other embedded options.
(2)Simulation analyses calculate the change in net interest income under parallel shifts in interest rates over the next twelve months, are based upon a static balance sheet and do not consider loan fees.


                   STATEMENT OF FINANCIAL ACCOUNTING STANDARDS

    The Financial Accounting Standards Board adopted Statement of Financial Accounting Standards, No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS #133") in June 1998.
    SFAS #133, which has been subsequently amended by SFAS #137, requires companies to record derivatives on the balance sheet as assets and liabilities measured at fair value. The accounting for increases and decreases in the value of those derivatives will depend upon the use of those derivatives and whether or not they qualify for hedge accounting.
    This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000 with earlier application allowed and is to be applied prospectively. Management does not believe that the adoption of the SFAS #133 during 2001 will have a material impact on the Company's consolidated financial statements.

                      SELECTED CONSOLIDATED FINANCIAL DATA




                                                                                    Year Ended December 31,
                                                                 1999         1998(1)         1997(1)      1996(1)        1995(1)
----------------------------------------------------------------------------------------------------------------------------------
                                                                    (dollars in thousands, except per share amounts)
SUMMARY OF OPERATIONS
      Interest income .....................................   $  125,510    $  125,908    $  119,911    $  102,350    $   93,558
      Interest expense ....................................       58,730        64,667        66,018        56,984        54,368
                                                              ------------------------------------------------------------------
        Net interest income ...............................       66,780        61,241        53,893        45,366        39,190
      Provision for loan losses ...........................        2,661         3,628         1,975         1,413           805
      Net gains on the sale of real estate
        mortgage loans ....................................        4,247         7,052         2,899         2,480         1,337
      Other non-interest income ...........................       13,848        12,066         9,389         6,950         4,694
      Non-recurring charges ...............................        8,000                       9,650
      Other non-interest expenses .........................       62,252        59,726        51,152        42,365        36,792
                                                              ------------------------------------------------------------------
        Income before federal income tax expense ..........       11,962        17,005         3,404        11,018         7,624
      Federal income tax expense ..........................        3,293         5,056         1,935         3,239         2,040
                                                              ------------------------------------------------------------------
            Net income ....................................   $    8,669    $   11,949    $    1,469    $    7,779    $    5,584
                                                              ==================================================================
PER COMMON SHARE DATA (2)
   Income
     Basic ................................................   $      .76    $     1.06    $      .13    $      .71    $      .51
     Diluted ..............................................          .75          1.05           .13           .71           .51
   Cash dividends declared ................................          .45           .33           .29           .26           .23
   Book value .............................................        10.12         10.31          9.35          9.36          8.92
   Cash basis income (3)
     Basic ................................................          .89          1.18           .24           .76           .54
     Diluted ..............................................          .88          1.17           .24           .75           .53

SELECTED BALANCES
   Assets .................................................   $1,725,205    $1,660,893    $1,640,879    $1,564,307    $1,321,813
   Loans ..................................................    1,290,641     1,152,139     1,061,252       862,207       613,527
   Allowance for loan losses ..............................       12,985        11,557         9,693         8,815         6,966
   Deposits ...............................................    1,310,602     1,255,544     1,121,298     1,082,841       838,747
   Shareholders' equity ...................................      113,746       117,042       104,625       103,367        98,007
   Long-term debt .........................................        1,000         3,000         5,000         7,000

SELECTED RATIOS
   Tax equivalent net interest income
     to average earning assets ............................         4.47%         4.08%         3.66%         3.46%         3.09%
   Net income to
     Average equity .......................................         7.26         10.72          1.37          7.80          6.00
     Average assets .......................................          .52           .72           .09           .55           .41
   Cash basis income to (3)
     Average tangible equity ..............................         9.94         14.31          3.01          8.99          6.49
     Average tangible assets ..............................          .61           .82           .17           .59           .44
   Average shareholders' equity to
     average assets .......................................         7.16          6.76          6.69          7.06          6.87
   Tier 1 leverage (tangible equity capital) ratio ........         6.52          6.65          6.11          6.40          7.04
   Non-performing loans to Portfolio Loans ................          .41           .59           .53           .50           .49



(1)Restated to reflect an acquisition accounted for as a pooling of interests. (See note 2 to consolidated financial statements.)
(2)Per share data has been adjusted for three-for-two stock splits in 1998 and 1997 and 5% stock dividends in each of the years presented.
(3)Cash basis financial data excludes intangible assets and the related amortization expense.

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
Independent Bank Corporation
Ionia, Michigan


    We have audited the accompanying consolidated statements of financial condition of Independent Bank Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express our opinion on these consolidated financial statements based on our audits.
    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Independent Bank Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.



    /s/ KPMG LLP

    KPMG LLP
    Detroit, Michigan
    February 4, 2000

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION



                                                                                                         December 31,
                                                                                                   1999               1998
--------------------------------------------------------------------------------------------------------------------------------
   Assets
      Cash and due from banks ...........................................................    $    58,646,000     $    53,943,000
      Securities available for sale .....................................................        195,300,000         155,624,000
      Securities held to maturity (fair value of $70,486,000 at December 31, 1999 and
        $161,944,000 at December 31, 1998) ..............................................         71,115,000         161,301,000
      Federal Home Loan Bank stock, at cost .............................................         19,612,000          19,612,000
      Loans held for sale ...............................................................         12,950,000          45,699,000
      Loans
        Commercial and agricultural .....................................................        334,212,000         277,024,000
        Real estate mortgage ............................................................        757,019,000         695,489,000
        Installment .....................................................................        199,410,000         179,626,000
                                                                                             -----------------------------------
          Total Loans ...................................................................      1,290,641,000       1,152,139,000
        Allowance for loan losses .......................................................        (12,985,000)        (11,557,000)
                                                                                             -----------------------------------
          Net Loans .....................................................................      1,277,656,000       1,140,582,000
      Property and equipment, net .......................................................         37,582,000          35,272,000
      Accrued income and other assets ...................................................         52,344,000          48,860,000
                                                                                             -----------------------------------
            Total Assets ................................................................    $ 1,725,205,000     $ 1,660,893,000
                                                                                             ===================================

   Liabilities and Shareholders' Equity
      Deposits
        Non-interest bearing ............................................................    $   135,868,000     $   127,669,000
        Savings and NOW .................................................................        567,108,000         556,049,000
        Time ............................................................................        607,626,000         571,826,000
                                                                                             -----------------------------------
          Total Deposits ................................................................      1,310,602,000       1,255,544,000
      Federal funds purchased ...........................................................         42,350,000          22,650,000
      Other borrowings ..................................................................        224,570,000         229,249,000
      Guaranteed preferred beneficial interests in Company's subordinated debentures ....         17,250,000          17,250,000
      Accrued expenses and other liabilities ............................................         16,687,000          19,158,000
                                                                                             -----------------------------------
          Total Liabilities .............................................................      1,611,459,000       1,543,851,000
                                                                                             -----------------------------------
      Commitments and contingent liabilities

      Shareholders' Equity
        Preferred stock, no par value-200,000 shares authorized; none issued or outstanding Common stock, $1.00 par value-14,000,000 shares authorized;
        issued and
          outstanding:  11,235,088 shares at December 31, 1999 and 10,814,723 shares
          at December 31, 1998 ..........................................................         11,235,000          10,815,000
        Capital surplus .................................................................         71,672,000          66,406,000
        Retained earnings ...............................................................         33,921,000          38,639,000
        Accumulated other comprehensive income (loss) ...................................         (2,283,000)          1,981,000
        Unearned employee stock ownership plan shares ...................................           (799,000)           (799,000)
                                                                                             -----------------------------------
          Total Shareholders' Equity ....................................................        113,746,000         117,042,000
                                                                                             -----------------------------------
            Total Liabilities and Shareholders' Equity ..................................    $ 1,725,205,000     $ 1,660,893,000
                                                                                             ===================================

See notes to consolidated financial statements

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                              Year ended December 31,
                                                                                     1999              1998               1997
---------------------------------------------------------------------------------------------------------------------------------
   Interest Income
      Interest and fees on loans ......................................      $ 106,733,000       $ 102,227,000      $  88,674,000
      Securities available for sale ...................................         10,246,000          10,506,000         13,824,000
      Securities held to maturity
        Taxable .......................................................          6,127,000          10,433,000         14,615,000
        Tax-exempt ....................................................            827,000           1,082,000          1,206,000
      Other investments ...............................................          1,577,000           1,660,000          1,592,000
                                                                             ----------------------------------------------------
        Total Interest Income .........................................        125,510,000         125,908,000        119,911,000
                                                                             ----------------------------------------------------
   Interest Expense
      Deposits ........................................................         44,106,000          43,203,000         40,659,000
      Other borrowings ................................................         14,624,000          21,464,000         25,359,000
                                                                             ----------------------------------------------------
        Total Interest Expense ........................................         58,730,000          64,667,000         66,018,000
                                                                             ----------------------------------------------------
        Net Interest Income ...........................................         66,780,000          61,241,000         53,893,000
   Provision for loan losses ..........................................          2,661,000           3,628,000          1,975,000
                                                                             ----------------------------------------------------
        Net Interest Income After Provision for Loan Losses ...........         64,119,000          57,613,000         51,918,000
                                                                             ----------------------------------------------------

   Non-interest Income
      Service charges on deposit accounts .............................          5,696,000           4,554,000          3,692,000
      Net gains (losses) on asset sales
        Real estate mortgage loans ....................................          4,247,000           7,052,000          2,899,000
        Securities ....................................................           (912,000)            267,000            273,000
      Other income ....................................................          8,292,000           7,245,000          5,424,000
                                                                             ----------------------------------------------------
        Total Non-interest Income .....................................         17,323,000          19,118,000         12,288,000
                                                                             ----------------------------------------------------

   Non-interest Expense
      Salaries and employee benefits ..................................         34,289,000          32,349,000         26,515,000
      Occupancy, net ..................................................          4,607,000           4,194,000          3,906,000
      Furniture and fixtures ..........................................          4,230,000           3,659,000          3,354,000
      Merger-related ..................................................          5,203,000
      Settlement of lawsuits ..........................................          2,025,000                              9,650,000
      Other expenses ..................................................         19,126,000          19,524,000         17,377,000
                                                                             ----------------------------------------------------
        Total Non-interest Expense ....................................         69,480,000          59,726,000         60,802,000
                                                                             ----------------------------------------------------
        Income Before Federal Income Tax ..............................         11,962,000          17,005,000          3,404,000
   Federal income tax expense .........................................          3,293,000           5,056,000          1,935,000
                                                                             ----------------------------------------------------
          Net Income ..................................................      $   8,669,000       $  11,949,000      $   1,469,000
                                                                             ====================================================
   Income per common share
      Basic ...........................................................      $         .76       $        1.06      $         .13
                                                                             ====================================================
      Diluted .........................................................      $         .75       $        1.05      $         .13
                                                                             ====================================================

   Cash dividends declared per common share ...........................      $         .45       $         .33      $         .29
                                                                             ====================================================



See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                              Year Ended December 31,
                                                                                    1999               1998              1997
--------------------------------------------------------------------------------------------------------------------------------
   Net Income .............................................................    $   8,669,000     $  11,949,000     $   1,469,000
                                                                               -------------------------------------------------
   ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
   FROM OPERATING ACTIVITIES
      Proceeds from sales of loans held for sale ..........................      275,364,000       507,944,000       183,943,000
      Disbursements for loans held for sale ...............................     (238,368,000)     (525,202,000)     (191,918,000)
      Provision for loan losses ...........................................        2,661,000         3,628,000         1,975,000
      Deferred federal income tax expense (credit) ........................          913,000          (688,000)         (314,000)
      Deferred loan fees ..................................................          443,000           163,000           472,000
      Depreciation, amortization of intangible assets and premiums and
        accretion of discounts on securities and loans ....................        6,134,000         4,886,000         5,278,000
      Net gains on sales of real estate mortgage loans ....................       (4,247,000)       (7,052,000)       (2,899,000)
      Net (gains) losses on sales of securities ...........................          912,000          (267,000)         (273,000)
      Increase in accrued income and other assets .........................       (6,133,000)       (1,096,000)         (407,000)
      Increase (decrease) in accrued expenses and other liabilities .......         (109,000)       (6,845,000)       10,371,000
                                                                               -------------------------------------------------
         Total Adjustments ................................................       37,570,000       (24,529,000)        6,228,000
                                                                               -------------------------------------------------
         Net Cash from Operating Activities ...............................       46,239,000       (12,580,000)        7,697,000
                                                                               -------------------------------------------------
   CASH FLOW FROM INVESTING ACTIVITIES
      Proceeds from the sale of securities available for sale .............       86,136,000        11,271,000        59,727,000
      Proceeds from the maturity of securities available for sale .........       35,045,000        28,973,000         4,053,000
      Proceeds from the sale of securities held to maturity ...............       26,735,000
      Proceeds from the maturity of securities held to maturity ...........      572,356,000       929,517,000       173,466,000
      Principal payments on securities available for sale .................       16,628,000        20,579,000        11,643,000
      Principal payments on securities held to maturity ...................        5,690,000         1,723,000           799,000
      Purchases of securities available for sale ..........................     (187,255,000)      (31,257,000)      (51,035,000)
      Purchases of securities held to maturity ............................     (512,330,000)     (850,057,000)      (78,750,000)
      Portfolio loans made to customers, net of principal payments ........     (142,250,000)      (86,342,000)     (173,683,000)
      Portfolio loans purchased ...........................................                        (18,916,000)      (29,758,000)
      Principal payments on portfolio loans purchased .....................        2,073,000        14,695,000         2,572,000
      Acquisition of branch offices, less cash received ...................                         16,168,000
      Acquisition of business .............................................                          1,459,000
      Capital expenditures ................................................       (6,542,000)       (8,852,000)       (6,186,000)
                                                                               -------------------------------------------------
        Net Cash from Investing Activities ................................     (103,714,000)       28,961,000       (87,152,000)
                                                                               -------------------------------------------------
   CASH FLOW FROM FINANCING ACTIVITIES
      Net increase in total deposits ......................................       55,058,000       125,308,000        25,675,000
      Net increase (decrease) in other borrowings .........................        8,693,000       (52,686,000)      (27,114,000)
      Proceeds from Federal Home Loan Bank advances .......................      236,751,000       124,463,000       187,079,000
      Payments of Federal Home Loan Bank advances .........................     (228,423,000)     (198,652,000)     (117,529,000)
      Retirement of long-term debt ........................................       (2,000,000)       (2,000,000)       (2,000,000)
      Dividends paid ......................................................       (4,587,000)       (3,587,000)       (3,186,000)
      Repurchase of common stock ..........................................       (4,331,000)
      Proceeds from issuance of common stock ..............................        1,017,000           948,000           806,000
                                                                               -------------------------------------------------
        Net Cash from Financing Activities ................................       62,178,000        (6,206,000)       63,731,000
                                                                               -------------------------------------------------
        Net Increase (Decrease) in Cash and Cash Equivalents ..............        4,703,000        10,175,000       (15,724,000)
   Cash and Cash Equivalents at Beginning of Period .......................       53,943,000        43,768,000        59,492,000
                                                                               -------------------------------------------------
            Cash and Cash Equivalents at End of Period ....................    $  58,646,000     $  53,943,000     $  43,768,000
                                                                               =================================================
   Cash paid during the period for
      Interest ............................................................    $  58,627,000     $  64,445,000     $  66,432,000
      Income taxes ........................................................        2,600,000         5,300,000         3,743,000
   Transfer of loans to other real estate .................................        1,534,000         1,151,000           705,000
   Transfer of portfolio loans to held for sale ...........................                                           10,000,000



See notes to consolidated financial statements

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY



                                                                                           Accumulated
                                                                                              Other
                                                                                             Compre-      Unearned        Total
                                                 Common         Capital       Retained       hensive        ESOP      Shareholders'
                                                  Stock         Surplus       Earnings    Income (Loss)    Shares         Equity
------------------------------------------------------------------------------------------------------------------------------------
   Balances at January 1, 1997 ..............   $ 4,231,000   $47,352,000  $  53,160,000  $   (25,000) $ (1,351,000)   $103,367,000
   Net income for 1997 ......................                                  1,469,000                                  1,469,000
   Cash dividends declared, $.29 per share ..                                 (3,261,000)                                (3,261,000)
   5% stock dividend ........................       326,000    10,356,000    (10,703,000)                                   (21,000)
   Issuance of 68,250 shares of common stock         68,000     1,369,000                                                 1,437,000
   Three-for-two stock split ................     2,134,000    (2,142,000)                                                   (8,000)
   Net change in unrealized loss on
      securities available for sale, net of
      $726,000 of related tax effect ........                                               1,410,000                     1,410,000
   ESOP loan guarantee payment and
      valuation adjustment ..................                    (116,000)                                  348,000         232,000
                                                -----------------------------------------------------------------------------------
   Balances at December 31, 1997 ............     6,759,000    56,819,000     40,665,000    1,385,000    (1,003,000)    104,625,000
   Net income for 1998 ......................                                 11,949,000                                 11,949,000
   Cash dividends declared, $.33 per share ..                                 (3,688,000)                                (3,688,000)
   5% stock dividend ........................       514,000     9,759,000    (10,287,000)                                   (14,000)
   Issuance of 112,613 shares of common stock       113,000     3,373,000                                                 3,486,000
   Three-for-two stock split ................     3,429,000    (3,442,000)                                                  (13,000)
   Net change in unrealized gain on
      securities available for sale, net of
      $307,000 of related tax effect ........                                                 596,000                       596,000
   ESOP loan guarantee payment and
      valuation adjustment ..................                    (103,000)                                  204,000         101,000
                                                -----------------------------------------------------------------------------------
   Balances at December 31, 1998 ............    10,815,000    66,406,000     38,639,000    1,981,000      (799,000)    117,042,000
   Net income for 1999 ......................                                  8,669,000                                  8,669,000
   Cash dividends declared, $.45 per share ..                                 (5,181,000)                                (5,181,000)
   5% stock dividend ........................       546,000     7,651,000     (8,206,000)                                    (9,000)
   Issuance of 142,774 shares of common stock       143,000     1,725,000                                                 1,868,000
   Repurchase of 268,736 shares of
      common stock ..........................      (269,000)   (4,062,000)                                               (4,331,000)
   Net change in unrealized gain on
      securities available for sale, net of
      $2,196,000 of related tax effect ......                                              (4,264,000)                   (4,264,000)
   ESOP loan valuation adjustment ...........                     (48,000)                                                  (48,000)
                                                -----------------------------------------------------------------------------------
          Balances at December 31, 1999 .....   $11,235,000   $71,672,000  $  33,921,000  $(2,283,000)  $  (799,000)   $113,746,000
                                                ===================================================================================



                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                                                1999            1998            1997
-----------------------------------------------------------------------------------------------------------------------
   Net income ..............................................................   $ 8,669,000    $11,949,000   $ 1,469,000
   Other comprehensive income
      Net change in unrealized gain (loss) on securities available for sale,
        net of related tax effect ..........................................    (4,264,000)       596,000     1,410,000
                                                                               ----------------------------------------
          Comprehensive income .............................................   $ 4,405,000    $12,545,000   $ 2,879,000
                                                                               ========================================

See notes to consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES
    The accounting and reporting policies and practices of Independent Bank Corporation and subsidiaries conform with generally accepted accounting principles and prevailing practices within the banking industry. The following summaries describe the significant accounting and reporting policies that are employed in the preparation of the consolidated financial statements.
    The Banks transact business in the single industry segment of commercial banking. The Banks' activities cover traditional phases of commercial banking, including checking and savings accounts, commercial and agricultural lending, direct and indirect consumer financing, mortgage lending and deposit box services. The principal markets are the rural and suburban communities across lower Michigan that are served by the Banks' branches and loan production offices. The economies of these communities are relatively stable and reasonably diversified. Subject to established underwriting criteria, the Banks also participate in commercial lending transactions with certain non-affiliated banks and purchase real estate mortgage loans from third-party originators. At December 31, 1999, approximately 85% of the Banks' loan portfolios were secured by real estate.
    Management is required to make estimates and assumptions in the preparation of the financial statements which affect the amounts reported. Material estimates that are particularly susceptible to changes in the near-term relate to the evaluation of the allowance for loan losses. While Management uses relevant information to recognize losses on loans, additional provisions for related losses may be necessary based on changes in economic conditions and customer circumstances.
    PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Independent Bank Corporation and its subsidiaries. The income, expenses, assets and liabilities of the subsidiaries are included in the respective accounts of the consolidated financial statements, after elimination of all material intercompany accounts and transactions.
    STATEMENTS OF CASH FLOWS - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods. The Company reports net cash flows for customer loan and deposit transactions.
    COMPREHENSIVE INCOME - The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," (SFAS #130) on January 1, 1998. SFAS #130 establishes standards for reporting comprehensive income, which consists of unrealized gains and losses on securities available for sale. The net change in unrealized gain or loss on securities available for sale in 1999 reflect net realized losses of $912,000 and net realized gains of $267,000 and $273,000, in 1998 and 1997, respectively. The reclassification of these amounts from comprehensive income resulted in federal income tax benefit of $319,000 in 1999 and federal income tax expense of $93,000 and $95,000 in 1998 and 1997, respectively.
    LOANS HELD FOR SALE - Loans held for sale are carried at the lower of aggregate amortized cost or market value. Lower of cost or market value adjustments, as well as realized gains and losses, are recorded in current earnings. The Banks recognize as separate assets the rights to service mortgage loans for others. The fair value of originated mortgage servicing rights has been determined based upon market value indications for similar servicing. These mortgage servicing rights are amortized in proportion to and over the period of estimated net loan servicing income. The Banks assess mortgage servicing rights for impairment based on the fair value of those rights. For purposes of measuring impairment, the characteristics used by the Banks include interest rate, term and type.
    SECURITIES - The Company classifies its securities as trading, held to maturity or available for sale. Trading securities are bought and held principally for the purpose of selling them in the near-term and are reported at fair value with realized and unrealized gains and losses included in earnings. The Company does not have any trading securities. Securities held to maturity represent those securities for which the Banks have the positive intent and ability to hold until maturity and are reported at cost, adjusted for amortization of premiums and accretion of discounts computed on the level yield method. Securities available for sale represent those securities not classified as trading or held to maturity and are reported at fair value with unrealized gains and losses, net of applicable income taxes reported as a separate component of shareholders' equity. Gains and losses realized on the sale of securities available for sale are determined using the specific identification method and are recognized on a trade-date basis. Premiums and discounts are recognized in interest income computed on the level yield method.
    LOAN REVENUE RECOGNITION - Interest on loans is accrued based on the principal amounts outstanding. The accrual of interest income is discontinued when a loan becomes 90 days past due and the borrower's capacity to repay the loan and collateral values appear insufficient. A non-accrual loan may be restored to accrual status when interest and principal payments are current and the loan appears otherwise collectible.
    Certain loan fees and direct loan origination costs, are deferred and recognized as an adjustment of yield over the life of the related loan. Fees received in connection with loan commitments are deferred until the loan is advanced and are then recognized over the life of the loan as an adjustment of yield. Fees on commitments that expire unused are recognized at expiration. Fees received for a letter of credit are recognized as revenue over its life.

    ALLOWANCE FOR LOAN LOSSES - Some loans will not be repaid in full. Therefore, an allowance for loan losses is maintained at a level which management has determined is adequate to absorb inherent losses. Management's assessment of the allowance is based on the aggregate amount and composition of the loan portfolios, as well as an evaluation of specific commercial and agricultural loans, historical loss experience and the level of non-performing and impaired loans. Increases in the allowance are recorded by a provision for loan losses charged to expense and, although Management periodically allocates portions of the allowance to specific loans and loan portfolios, the entire allowance is available for any losses which occur. Collection efforts may continue and future recoveries may occur after a loan is charged against the allowance.
    The Company measures its investment in an impaired loan based on one of three methods: the loan's observable market price, the fair value of the collateral or the present value of expected future cash flows discounted at the loan's effective interest rate. The Company does not measure impairment on homogenous residential mortgage and installment loans.
    PROPERTY AND EQUIPMENT - Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using both straight-line and accelerated methods over the estimated useful lives of the related assets.
    OTHER REAL ESTATE - Other real estate represents properties acquired through foreclosure or by acceptance of a deed in lieu of foreclosure. The carrying values of these properties are periodically evaluated and are adjusted to the lower of cost or fair value minus estimated costs to sell. Other real estate and repossessed assets totaling $1,315,000 and $1,265,000 at December 31, 1999 and 1998, respectively, are included in other assets.
    INTANGIBLE ASSETS - Goodwill, which represents the excess of the purchase price over the fair value of net tangible assets acquired, is amortized on a straight-line basis over the period of expected benefit, generally 12 to 20 years. Goodwill totaled $8,282,000 and $9,015,000 as of December 31, 1999 and 1998, respectively. Other intangible assets, including core deposit intangibles, are amortized using both straight-line and accelerated methods over 10 to 15 years. Other intangible assets amounted to $8,719,000 and $9,728,000 as of December 31, 1999 and 1998, respectively.
    INCOME TAXES - The Company employs the asset and liability method of accounting for income taxes. This method establishes deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at tax rates expected to be in effect when such amounts are realized or settled. Under this method, the effect of a change in tax rates is recognized in the period that includes the enactment date. The deferred tax asset is subject to a valuation allowance for that portion of the asset for which it is more likely than not that it will not be realized.
    The Company and its subsidiaries file a consolidated federal income tax return. Intercompany tax liabilities are settled as if each subsidiary filed a separate return.
    SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE - Securities sold under agreements to repurchase are treated as debt and the obligations to repurchase securities sold are reflected as a liability in the consolidated statements of financial condition. The book value of securities pledged to secure the repurchase agreements remains in the securities portfolio.
    DERIVATIVE FINANCIAL INSTRUMENTS - Derivative financial instruments are employed to reduce the cost of certain liabilities as well as to manage interest-rate risk. Such instruments include interest-rate swaps, collars, floors and caps. Provided these instruments meet specific criteria they are considered hedges and accounted for using the accrual or deferral methods of accounting. Fees paid on caps and floors are amortized over the life of the derivative financial instrument and included in interest expense.
    COMMON STOCK - At December 31, 1999, 228,028 shares of common stock were reserved for issuance under the Incentive Share Grant Plan, 288,614 shares of common stock were reserved for issuance under the dividend reinvestment plan and 714,663 shares of common stock were reserved for issuance under stock option plans.
    RECLASSIFICATION - Certain amounts in the 1998 and 1997 financial statements have been reclassified to conform with the 1999 presentation.

NOTE 2 - ACQUISITIONS
    On September 15, 1999, the Company acquired Mutual Savings Bank, f.s.b, ("MSB"). On that date MSB's total assets and shareholders' equity approximated $580 million and $44 million, respectively. The Company issued 3,608,000 shares of common stock in exchange for all the outstanding common stock of MSB. The acquisition was accounted for as a pooling of interests and, accordingly, the accompanying financial statements have been restated to include the accounts and operations of MSB for all periods prior to the acquisition.
    Separate results of operations of the combining entities as of December 31, follows:


                                                                       1999            1998            1997
--------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses
   Independent Bank Corporation ...........................        $ 55,212,000   $ 46,190,000    $ 40,889,000
   Mutual Savings Bank, f.s.b.(1) .........................           8,907,000     11,423,000      11,029,000
                                                                   ------------   ------------    ------------
       Total ..............................................        $ 64,119,000   $ 57,613,000    $ 51,918,000
                                                                   ============   ============    ============

Net income
   Independent Bank Corporation ...........................        $  7,035,000   $ 10,221,000    $  8,924,000
   Mutual Savings Bank, f.s.b.(1)(2) ......................           1,634,000      1,728,000      (7,455,000)
                                                                   ------------   ------------    ------------
       Total ..............................................        $  8,669,000   $ 11,949,000    $  1,469,000
                                                                   ============   ============    =============

(1) Amounts are through the acquisition date of September 15, 1999.
(2) Federal income tax expense or benefit has been adjusted to reflect the estimated tax expense or benefit that would have been recognized by Mutual Savings Bank, f.s.b. if no deferred tax asset valuation allowance had been recognized during the periods presented.

    The Company expensed approximately $5.2 million in merger-related costs relating to the acquisition of MSB, which are classified as such in the financial statements. Such costs included data-processing and related costs, legal and professional, severance and write-off of duplicate fixed assets. As of December 31, 1999, substantially all of these costs have been paid.
    On April 17, 1998, the Company purchased the outstanding capital stock of First Home Financial, Inc., an originator of manufactured home loans. Aggregate consideration consisted of 76,000 shares of common stock with an aggregate value of $1,783,000. The assets purchased and liabilities assumed have been recorded at fair value. Goodwill totaled approximately $2,000,000 and is being amortized over 15 years.
    On June 12, 1998, one of the Banks purchased the real and personal property and assumed the deposit liabilities associated with two offices of Great Lakes National Bank. On that date, deposits totaled $18,300,000 and the Bank recorded an intangible asset of $1,300,000 which is being amortized over 10 years. The assets purchased and the liabilities assumed have been recorded at fair value.


NOTE 3 - RESTRICTIONS ON CASH AND DUE FROM BANKS
    The Banks' legal reserve requirements were satisfied by average vault cash of $10,932,000 during 1999. During 1998, such requirements were satisfied by average vault cash and by maintaining non-interest earning balances with the Federal Reserve Bank of $10,450,000 and $2,745,000, respectively. The Banks do not maintain compensating balances with correspondent banks.


NOTE 4-SECURITIES
    Securities available for sale consist of the following at December 31:


                                                                  Amortized               Unrealized              Fair
                                                                    Cost             Gains          Losses        Value
---------------------------------------------------------------------------------------------------------------------------
1999
   U.S. Treasury ...........................................      $    303,000                  $      2,000   $    301,000
   U.S. Government agencies ................................         1,970,000   $     30,000        126,000      1,874,000
   Mortgage-backed securities ..............................        55,148,000        824,000        326,000     55,646,000
   Obligations of states and political subdivisions ........       118,955,000        320,000      4,155,000    115,120,000
   Other securities ........................................        22,388,000         60,000         89,000     22,359,000
                                                                  ------------   ------------   ------------   ------------
       Total ...............................................      $198,764,000   $  1,234,000   $  4,698,000   $195,300,000
                                                                  ============   ============   ============   ============
1998
   U.S. Treasury ...........................................      $  4,301,000   $     27,000                  $  4,328,000
   U.S. Government agencies ................................        10,665,000        375,000                    11,040,000
   Mortgage-backed securities ..............................        82,526,000      1,047,000   $    104,000     83,469,000
   Obligations of states and political subdivisions ........        40,826,000      1,525,000         25,000     42,326,000
   Other securities ........................................        14,304,000        157,000                    14,461,000
                                                                  ------------   ------------   ------------   ------------
       Total ...............................................      $152,622,000   $  3,131,000   $    129,000   $155,624,000
                                                                  ============   ============   ============   ============

    Securities held to maturity consist of the following at December 31:


                                                                  Amortized               Unrealized              Fair
                                                                    Cost             Gains          Losses        Value
---------------------------------------------------------------------------------------------------------------------------
1999
Mortgage-backed securities .................................     $ 59,467,000   $      1,000    $   865,000    $ 58,603,000
Obligations of states and political subdivisions ...........       11,148,000        236,000          1,000      11,383,000
Other securities ...........................................          500,000                                       500,000
                                                                 ------------   ------------    -----------    ------------
    Total ..................................................     $ 71,115,000   $    237,000    $   866,000    $ 70,486,000
                                                                 ============   ============    ===========    ============

1998
Mortgage-backed securities .................................     $130,060,000   $     80,000    $   119,000    $130,021,000
Obligations of states and political subdivisions ...........       16,563,000        682,000                     17,245,000
Other securities ...........................................       14,678,000                                    14,678,000
                                                                 ------------   ------------    -----------    ------------
    Total ..................................................     $161,301,000   $    762,000    $   119,000    $161,944,000
                                                                 ============   ============    ===========    ============

    The amortized cost and approximate fair value of securities at December 31, 1999, by contractual maturity, follow. The actual maturity will differ from the contractual maturity because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                     Available For Sale               Held To Maturity
                                                                 Amortized           Fair         Amortized          Fair
                                                                   Cost              Value          Cost             Value
----------------------------------------------------------------------------------------------------------------------------
Maturing within one year ...............................      $  1,350,000       $  1,337,000    $  2,959,000   $  2,978,000
Maturing after one year but within five years ..........        14,757,000         14,822,000       6,652,000      6,798,000
Maturing after five years but within ten years .........        37,801,000         37,380,000       1,168,000      1,212,000
Maturing after ten years ...............................        86,205,000         82,612,000         369,000        395,000
                                                              ------------       ------------    ------------   ------------
                                                               140,113,000        136,151,000      11,148,000     11,383,000
Mortgage-backed securities .............................        55,148,000         55,646,000      59,467,000     58,603,000
Other securities .......................................         3,503,000          3,503,000         500,000        500,000
                                                              ------------       ------------    ------------   ------------
       Total ...........................................      $198,764,000       $195,300,000    $ 71,115,000   $ 70,486,000
                                                              ============       ============    ============   ============


    A summary of proceeds from the sale of securities and realized gains and losses follows:


                                                                             Realized      Realized
                                                              Proceeds         Gains        Losses
---------------------------------------------------------------------------------------------------
1999 .....................................                  $112,871,000     $ 23,000     $ 935,000
1998 .....................................                    11,271,000      267,000
1997 .....................................                    59,727,000      354,000        81,000

    During 1999, proceeds from the sale of securities held to maturity approximated $26,700,000 and are included in the table above. Such sales occurred in conjunction with the acquisition of MSB to address its interest-rate risk position.
    Securities with a book value of $56,388,000 and $86,760,000 at December 31, 1999 and 1998, respectively, were pledged to secure public deposits and for other purposes as required by law.
    There were no investment obligations of state and political subdivisions that were payable from or secured by the same source of revenue or taxing authority that exceeded 10% of consolidated shareholders' equity at December 31, 1999 or 1998.

NOTE 5 - LOANS
    An analysis of the allowance for loan losses for the years ended December 31 follows:


                                                                       1999             1998            1997
---------------------------------------------------------------------------------------------------------------
Balance at beginning of period ................................    $ 11,557,000    $  9,639,000    $  8,815,000
   Provision charged to operating expense .....................       2,661,000       3,628,000       1,975,000
   Recoveries credited to allowance ...........................         746,000         655,000         590,000
   Loans charged against allowance ............................      (1,979,000)     (2,365,000)     (1,741,000)
                                                                   ------------    ------------    ------------
Balance at end of period ......................................    $ 12,985,000    $ 11,557,000    $  9,639,000
                                                                   ============    ============    ============

    Loans are presented net of deferred fees of $1,993,000 at December 31, 1999, and $1,683,000 at December 31, 1998.
    Loans on non-accrual status, 90 days or more past due and still accruing interest, or restructured amounted to $5,279,000, $6,837,000 and $5,647,000 at December 31, 1999, 1998 and 1997, respectively. If these loans had continued to accrue interest in accordance with their original terms, approximately $571,000, $588,000, and $442,000 of interest income would have been realized in 1999, 1998 and 1997, respectively. Interest income realized on these loans was approximately $280,000, $229,000 and $222,000 in 1999, 1998 and 1997,
respectively.
    Impaired loans totaled approximately $3,400,000, $4,000,000 and $3,200,000 at December 31, 1999, 1998 and 1997, respectively. The Banks' average investment in impaired loans was approximately $3,300,000, $4,300,000 and $3,700,000 in 1999, 1998 and 1997, respectively. Cash receipts on impaired loans on non-accrual status are generally applied to the principal balance. Interest income recognized on impaired loans in 1999, 1998 and 1997 was approximately $160,000, $199,000 and $197,000, respectively. Certain impaired loans with a balance of approximately $1,200,000, $1,800,000 and $1,700,000 had specific allocations of the allowance for loan losses calculated in accordance with SFAS #114 totaling approximately $400,000, $300,000 and $500,000 at December 31, 1999, 1998 and 1997, respectively.
    The Banks capitalized approximately $2,009,000, $3,451,000 and $1,057,000 of servicing rights relating to loans that were originated and sold during the years ended December 31, 1999, 1998 and 1997, respectively. Amortization of capitalized servicing rights during those years was $1,243,000, $1,014,000 and $389,000, respectively. The book value of capitalized mortgage servicing rights was $4,712,000 at December 31, 1999. The fair value of capitalized servicing rights at that same date was approximately $8,000,000, and therefore, no valuation allowance was considered necessary. The capitalized servicing rights relate to approximately $760,000,000 of loans sold and serviced at December 31, 1999.
    At December 31, 1999, 1998 and 1997, the Banks serviced loans totaling approximately $995,000,000, $905,000,000 and $749,000,000, respectively, for the benefit of third parties.


NOTE 6 - PROPERTY AND EQUIPMENT
    A summary of property and equipment at December 31 follows:


                                                                                    1999              1998
--------------------------------------------------------------------------------------------------------------
Land .......................................................................    $  5,663,000      $  5,442,000
Buildings ..................................................................      32,152,000        28,982,000
Equipment ..................................................................      24,969,000        21,836,000
                                                                                ------------      ------------
                                                                                  62,784,000        56,260,000
Accumulated depreciation and amortization ..................................     (25,202,000)      (20,988,000)
                                                                                ------------      ------------
       Property and equipment, net .........................................    $ 37,582,000      $ 35,272,000
                                                                                ============      ============


NOTE 7 - DEPOSITS
    A summary of interest expense on deposits for the years ended December 31 follows:


                                                                    1999           1998           1997
----------------------------------------------------------------------------------------------------------
Savings and NOW ............................................     $13,704,000    $13,912,000    $13,825,000
Time deposits under $100,000 ...............................      22,227,000     24,415,000     24,259,000
Time deposits of $100,000 or more ..........................       8,175,000      4,876,000      2,575,000
                                                                 -----------    -----------    -----------
       Total ...............................................     $44,106,000    $43,203,000    $40,659,000
                                                                 ===========    ===========    ===========

    Aggregate certificates of deposit and other time deposits in denominations of $100,000 or more amounted to $182,067,000, $117,286,000, and $61,531,000 at
December 31, 1999, 1998 and 1997, respectively.

    A summary of the maturity of certificates of deposit at December 31, 1999 follows:

2000 ...........................................................................  $378,046,000
2001 ...........................................................................    91,259,000
2002 ...........................................................................    35,400,000
2003 ...........................................................................    11,535,000
2004 ...........................................................................    20,935,000
2005 and thereafter ............................................................    70,451,000
                                                                                  ------------
       Total ...................................................................  $607,626,000
                                                                                  ============


NOTE 8 - OTHER BORROWINGS
    A summary of other borrowings at December 31 follows:


                                                                                     1999           1998
------------------------------------------------------------------------------------------------------------
Advances from Federal Home Loan Bank .....................................      $190,648,000    $172,354,000
Repurchase agreements ....................................................        20,000,000      45,000,000
Notes payable ............................................................        12,500,000      10,000,000
U.S. Treasury demand notes ...............................................         1,380,000       1,883,000
Other ....................................................................            42,000          12,000
                                                                                ------------    ------------
       Total .............................................................      $224,570,000    $229,249,000
                                                                                ============    ============

    Advances from the Federal Home Loan Bank ("FHLB") are secured by the Banks' unencumbered qualifying mortgage loans as well as U.S. Treasury and government agency securities equal to at least 160% of outstanding advances. Advances are also secured by FHLB stock owned by the Banks. Interest expense on advances amounted to $9,031,000, $13,953,000 and $13,793,000 for the years ending
December 31, 1999, 1998 and 1997, respectively.
    As members of the FHLB, the Banks must own FHLB stock equal to the greater of 1.0% of the unpaid principal balance of residential mortgage loans, 0.3% of its total assets, or 5.0% of its outstanding advances. At December 31, 1999, the Banks were in compliance with the FHLB stock ownership requirements.
    Certain fixed-rate advances have provisions that allow the FHLB to convert the advance to an adjustable rate prior to stated maturity. At December 31, 1999, advances totaling $10,000,000, with a stated maturity in 2002, are convertible in 2000 and advances totaling $10,000,000, with a stated maturity in 2008, are convertible in 2003.

    The maturity and weighted average interest rates of FHLB advances at December 31 follow:


                                                                      1999                            1998
                                                             Amount           Rate            Amount          Rate
--------------------------------------------------------------------------------------------------------------------
Fixed-rate advances
   1999 ..............................................                                     $  8,059,000        5.97%
   2000 ..............................................    $ 84,580,000        6.11%          59,895,000        6.21
   2001 ..............................................       3,230,000        5.90            2,000,000        5.86
   2002 ..............................................      10,000,000        5.65
   2003 ..............................................       9,515,000        5.36            9,515,000        5.36
   2005 and thereafter ...............................      24,267,000        5.95           24,385,000        5.95
                                                          ------------        ----         ------------        ----
     Total fixed-rate advances .......................     131,592,000        5.98          103,854,000        6.04
                                                          ------------        ----         ------------        ----
Variable-rate advances
   1999 ..............................................                                       68,500,000        5.21
   2000 ..............................................      59,056,000        4.63
                                                          ------------        ----         ------------        ----
     Total variable-rate advances ....................      59,056,000        4.63           68,500,000        5.21
                                                          ------------        ----         ------------        ----
       Total advances ................................    $190,648,000        5.56%        $172,354,000        5.71%
                                                          ============        ====         ============        ====

    Repurchase agreements are secured by mortgage-backed securities with book values of approximately $20.7 million and $47.4 million at December 31, 1999 and 1998, respectively. Such mortgage-backed securities were delivered to the primary dealers, including Merrill Lynch and Lehman Brothers, who arranged or were parties to the transactions.
    Repurchase agreements averaged $40.8 million and $64.5 million during 1999 and 1998. The maximum amounts outstanding at any month end during 1999 and 1998 were $45.0 million and $85.0 million, respectively. Interest expense on repurchase agreements totaled to $2,423,000, $3,925,000 and $7,251,000 for the years ending 1999, 1998 and 1997, respectively.

    The maturity and weighted average interest rates of repurchase agreements at December 31 follow:


                                                                       1999                        1998
                                                              Amount          Rate        Amount          Rate
---------------------------------------------------------------------------------------------------------------
2000 ...................................................                               $10,000,000        5.69%
2001 ...................................................                                15,000,000        5.99
2002 ...................................................   $20,000,000        5.69%     20,000,000        5.69
                                                           -----------        ----     -----------        ----
       Total repurchase agreements .....................   $20,000,000        5.69%    $45,000,000        5.79%
                                                           ===========        ====     ===========        ====

    At December 31, 1999 and 1998, the $20,000,000 repurchase agreement with a stated maturity in 2002 has an initial call by the other party of June 1998, followed by quarterly call options thereafter.
    The Company has established a $20,000,000 unsecured credit facility comprised of a $10,000,000 five-year term loan, payable in equal quarterly installments and a $10,000,000 revolving credit agreement. At December 31, 1999, the term note and the revolving credit facility had unpaid principal balances of $3,000,000 and $9,500,000, respectively. The term note and the revolving credit facility accrue interest at LIBOR, plus 1.00% and federal funds, plus .75%, respectively.

The maturity of the notes payable at December 31, 1999 follow:


--------------------------------------------------------------------
2000 ...........................................       $  11,500,000
2001 ...........................................           1,000,000
                                                       -------------
       Total ...................................       $  12,500,000
                                                       =============


NOTE 9 - GUARANTEED PREFERRED BENEFICIAL INTERESTS IN COMPANY'S SUBORDINATED DEBENTURES
    IBC Capital Finance, a trust subsidiary of the Company, has issued and outstanding, 690,000 shares of cumulative trust preferred securities ("Preferred Securities") with a liquidation preference of $25 per security. The preferred securities represent an interest in the Company's subordinated debentures, which have terms that are similar to the Preferred Securities. Distributions on the securities are payable quarterly at the annual rate of 9.25% of the liquidation preference and are included in interest expense in the consolidated financial statements.
    The Preferred Securities are subject to mandatory redemption at the liquidation preference, in whole or in part, upon repayment of the subordinated debentures at maturity or their earlier redemption. The subordinated debentures are redeemable prior to the maturity date of December 31, 2026, at the option of the Company on or after December 31, 2001, in whole at any time or in part from time to time. The subordinated debentures are also redeemable at any time, in whole, but not in part, upon the occurrence of specific events defined within the trust indenture. The Company has the option to defer distributions on the subordinated debentures from time to time for a period not to exceed 20 consecutive quarters.


NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES
    The Company and the Banks are routinely engaged in legal proceedings and regulatory matters that have occurred in the ordinary course of business and do not involve amounts in the aggregate that are believed by management to be material to the financial condition of the Company.
    During 1999 and 1997, the Company settled lawsuits against MSB for $2.0 million and $9.7 million, respectively. Such amounts were included in net income in the respective year. These lawsuits represent actions by shareholders of MSB which alleged certain violations of federal and state securities laws.


NOTE 11 - EARNINGS PER SHARE
    A reconciliation of basic and diluted earnings per share for the years ended December 31 follows:


                                                                                        1999           1998          1997
-----------------------------------------------------------------------------------------------------------------------------
Net income ...................................................................     $  8,669,000   $ 11,949,000   $  1,469,000
                                                                                   ============   ============   ============

Shares outstanding(1) ........................................................       11,417,000     11,312,000     11,156,000
   ESOP shares not committed to be released ..................................          (32,000)       (42,000)       (55,000)
                                                                                   ------------   ------------   ------------
     Shares outstanding for calculation of basic earnings per share ..........       11,385,000     11,270,000     11,101,000
   Effect of stock options ...................................................          125,000        157,000         83,000
                                                                                   ------------   ------------   ------------
     Shares outstanding for calculation of diluted earnings per share(1) .....       11,510,000     11,427,000     11,184,000
                                                                                   ============   ============   ============
Earning per share
   Basic .....................................................................     $        .76   $       1.06   $        .13
                                                                                   ============   ============   ============
   Diluted ...................................................................     $        .75   $       1.05   $        .13
                                                                                   ============   ============   ============

(1) Shares outstanding have been adjusted for three-for-two stock splits in 1998 and 1997 and 5% stock dividends in each year.

NOTE 12 - FEDERAL INCOME TAX
    The composition of federal income tax expense for the years ended December 31 follows:


                                                                     1999           1998          1997
---------------------------------------------------------------------------------------------------------
Current .....................................................    $ 2,380,000    $ 5,744,000   $ 2,249,000
Deferred ....................................................        913,000       (688,000)     (314,000)
                                                                 -----------    -----------   -----------
       Federal income tax expense ...........................    $ 3,293,000    $ 5,056,000   $ 1,935,000
                                                                 ===========    ===========   ===========

    A reconciliation of federal income tax expense to the amount computed by applying the statutory federal income tax rate of 35% in 1999, 1998 and 1997 to income before federal income tax for the years ended December 31 follows:



                                                                                     1999          1998            1997
---------------------------------------------------------------------------------------------------------------------------
Statutory rate applied to income before federal income tax .............        $ 4,187,000    $ 5,952,000     $ 1,191,000
Tax-exempt interest income .............................................         (1,506,000)      (961,000)       (906,000)
Amortization of goodwill ...............................................            265,000        270,000         226,000
Non-deductible costs ...................................................            466,000                      1,504,000
Other, net .............................................................           (119,000)      (205,000)        (80,000)
                                                                                -----------    -----------     -----------
       Federal income tax expense ......................................        $ 3,293,000    $ 5,056,000     $ 1,935,000
                                                                                ===========    ===========     ===========

    The deferred federal income tax expense of $913,000 in 1999 and the deferred federal income tax benefit of $688,000 and $314,000 in 1998 and 1997, respectively, resulted from the tax effect of temporary differences. There was no impact for changes in tax laws and rates or changes in the valuation allowance for deferred tax assets.
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 follow:


                                                                                       1999             1998
----------------------------------------------------------------------------------------------------------------
Deferred tax assets
   Net operating loss carryforward .............................................   $10,707,000       $11,429,000
   Allowance for loan losses ...................................................     3,967,000         3,479,000
   Unrealized loss on securities available for sale ............................     1,180,000
   Deferred compensation .......................................................       695,000           856,000
   Alternative minimum tax credit carryforwards ................................       617,000           617,000
   Purchase discounts ..........................................................       462,000           415,000
   Deferred credit life premiums ...............................................       117,000           206,000
   Other .......................................................................       736,000           744,000
                                                                                   -----------       -----------
     Gross deferred tax assets .................................................    18,481,000        17,746,000
                                                                                   -----------       -----------
Deferred tax liabilities
   Mortgage servicing rights ...................................................     1,569,000         1,297,000
   Fixed assets ................................................................       402,000           452,000
   Deferred loan fees ..........................................................       342,000            96,000
   Unrealized gain on securities available for sale ............................                       1,020,000
                                                                                                     -----------
     Gross deferred tax liabilities ............................................     2,313,000         2,865,000
                                                                                   -----------       -----------
       Net deferred tax assets .................................................   $16,168,000       $14,881,000
                                                                                   ===========       ===========

    At December 31, 1999, the Company had a net operating loss ("NOL") carryforward of approximately $31,500,000 which, if not used against taxable income, will expire as follows:

2004 ..................................................................       $ 4,429,000
2007 ..................................................................           164,000
2008 ..................................................................        15,260,000
2009 ..................................................................            81,000
2010 ..................................................................         6,779,000
2011 ..................................................................           929,000
2012 ..................................................................           411,000
2018 ..................................................................         3,437,000
                                                                              -----------
       Total ..........................................................       $31,490,000
                                                                              ===========

    The use of the $31,500,000 NOL carryforward, which was acquired from MSB, is limited to $2,900,000 per year. Such limitations are the result of changes in control as defined in the Internal Revenue Code.
    Management believes that the tax benefits associated with the deferred tax assets acquired from MSB will more likely than not be realized, and therefore no valuation allowance is considered necessary. As a result, and in conjunction with pooling of interests accounting, prior period financial statements have been restated as if no valuation allowance had been recognized by MSB.


NOTE 13 - EMPLOYEE BENEFIT PLANS
    The Company maintains stock option plans for its non-employee directors as well as certain officers of the Company and the Banks. An aggregate of 945,000 shares of common stock has been authorized for issuance under the plans. Certain option grants are contingent upon the approval of additional authorized shares by the Company's shareholders. Options that were granted under these plans are exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant.
    The Company has elected to provide pro forma disclosures for its net income and earnings per share as if it had adopted the fair value accounting method for stock-based compensation.
    The per share weighted-average fair value of stock options was obtained using the Black Scholes options pricing model. A summary of the assumptions used and values obtained follows:


                                                                                       1999         1998       1997
--------------------------------------------------------------------------------------------------------------------
Expected dividend yield ........................................................       3.35%        1.98%      2.86%
Risk-free interest rate ........................................................       5.04         5.65       6.76
Expected life ..................................................................    5 years      5 years    5 years
Expected volatility ............................................................      15.52%       23.78%     14.41%
Per share weighted-average fair value ..........................................      $4.21        $6.12      $2.81

    The Company applies APB Opinion No. 25 in accounting for its plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. The following table summarizes the impact on the Company's net income had compensation cost included the fair value of options at the grant date:


                                                                  1999              1998             1997
------------------------------------------------------------------------------------------------------------
Net income
   As reported ................................               $ 8,669,000       $ 11,949,000     $ 1,469,000
   Pro-forma ..................................                 8,353,000         11,424,000       1,255,000
Income per share
   Basic
     As reported ..............................               $       .76       $       1.06     $       .13
     Pro-forma ................................                       .73               1.01             .11
   Diluted
     As reported ..............................               $       .75       $       1.05     $       .13
     Pro-forma ................................                       .73               1.00             .11

    A summary of outstanding stock option grants and transactions follows:


                                                                             Number          Average
                                                                               Of           Exercise
                                                                             Shares           Price
----------------------------------------------------------------------------------------------------------
Outstanding at January 1, 1997 ..........................................    506,837         $ 9.66
   Granted ..............................................................    117,039          15.04
   Exercised ............................................................    (81,768)          6.34
                                                                            --------         ------
Outstanding at December 31, 1997 ........................................    542,108          11.32
   Granted ..............................................................    132,034          21.58
   Exercised ............................................................    (43,066)          6.85
                                                                            --------         ------
Outstanding at December 31, 1998 ........................................    631,076          13.77
   Granted ..............................................................    115,298          15.95
   Exercised ............................................................    (89,883)          6.18
                                                                            --------         ------
Outstanding at December 31, 1999 ........................................    656,491         $15.19
                                                                            ========         ======

    At December 31, 1999, the range of exercise prices of outstanding options was $5.21 to $23.89.

The Company maintains 401(k) and employee stock ownership plans covering substantially all full-time employees of the Company and its subsidiaries.
The Company matches employee contributions to the 401(k) up to a maximum of 3% of participating employees' eligible wages. At December 31, 1999, the Company is in the process of merging the employee stock ownership plan of MSB ("MSB ESOP") with the Company's plan. The merger of these plans is dependent upon the receipt of a favorable determination by the Internal Revenue Service, which is expected to be received during 2000. Upon merger of these plans, the outstanding loan balance of the MSB ESOP, which is shown as a reduction to shareholders' equity at December 31, 1999 and 1998, will be retired. Contributions to the employee stock ownership plan are determined annually and require approval of the Company's Board of Directors. During 1999, 1998 and 1997, $1,388,000, $1,564,000
and $1,389,000 respectively, was expensed for these retirement plans.
    Officers of the Company and subsidiaries participate in various performance-based compensation plans. Prior to 1999, the Company maintained the Incentive Share Grant Plan which provided that the Board of Directors, at its sole discretion, may award restricted shares of common stock to the participants in the Management Incentive Compensation Plan in lieu of cash bonuses. The market value of such incentive shares at the date of grant was equal to twice the amount of the cash incentive otherwise payable. The Incentive Share Grant plan was terminated during 1999 in favor of cash incentive payments and stock option grants. Amounts expensed for all incentive plans totaled $1,920,000, $1,943,000, and $1,639,000, in 1999, 1998 and 1997, respectively.
    Substantially all salaried employees of MSB were covered by the multi-employer Financial Institutions Retirement Fund ("FIRF"). Effective January 1, 2000, MSB withdrew as a participant in the FIRF and all employees became 100% vested. As of June 30, 1999, the aggregate market value of the assets held by the FIRF exceeded the value of the vested benefits.
    There was no pension expense or required contribution for 1999, 1998 or 1997. The FIRF does not segregate the assets, liabilities or costs by participating employer. Significant actuarial assumptions include a 5.5% rate of compensation increase for 1999, 1998 and 1997. The return on assets held by the FIRF and the weighted-average discount rate was 8% in 1999, 1998 and 1997.
    The Company also provides certain health care and life insurance programs to substantially all full-time employees. These insurance programs are available to retired employees at their expense.

NOTE 14 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
         In the normal course of business, the Banks enter into financial instruments with off-balance sheet risk to meet the financing needs of customers or to reduce exposure to fluctuations in interest rates. These financial instruments may include commitments to extend credit, standby letters of credit and interest-rate derivatives. Financial instruments involve varying degrees of credit and interest-rate risk in excess of amounts reflected in the consolidated balance sheets. Exposure to credit risk in the event of non-performance by the counterparties to the financial instruments for loan commitments to extend credit and letters of credit is represented by the contractual amounts of those instruments. Management does not, however, anticipate material losses as a result of these financial instruments.

    A summary of financial instruments with off-balance sheet risk at December 31 follows:


                                                                                              1999               1998
---------------------------------------------------------------------------------------------------------------------------
Financial instruments whose risk is represented by contract amounts
   Commitments to extend credit ............................................             $ 134,103,000        $ 192,463,000
   Standby letters of credit ...............................................                26,518,000           32,924,000

Interest-rate derivative financial instruments
   Interest-rate cap agreements
     Notional amount .......................................................             $  29,000,000        $  26,000,000
     Strike(1) .............................................................                      6.51%                6.69%
     Weighted-average maturity .............................................                 4.0 years            1.2 years
     Amortized cost ........................................................             $     792,000        $      70,000
     Fair value ............................................................                   900,000               10,000
   Interest-rate floor agreements
     Notional amount .......................................................             $   8,000,000
     Strike(1) .............................................................                      5.17%
     Weighted-average maturity .............................................                 2.3 years
     Amortized cost ........................................................             $      27,000
     Fair value ............................................................                     9,000
   Interest-rate collar agreements
     Notional amount .......................................................             $   7,000,000        $  10,000,000
     Cap strike(1) .........................................................                      6.38%                6.42%
     Floor strike(1) .......................................................                      5.75                 5.71
     Weighted-average maturity .............................................                 1.0 years            1.7 years
     Fair value ............................................................             $      13,000        $    (137,000)
   Interest-rate swap agreements (pay fixed)
     Notional amount .......................................................             $  69,500,000        $  54,500,000
     Rate paying ...........................................................                      5.51%                5.28%
     Rate receiving ........................................................                      6.10                 5.27
     Weighted-average maturity .............................................                 2.7 years            2.7 years
     Fair value ............................................................             $   1,485,000        $    (401,000)
   Interest-rate swap agreements (pay variable)
     Notional amount .......................................................             $  81,000,000        $  25,000,000
     Rate paying ...........................................................                      5.96%                5.10%
     Rate receiving ........................................................                      6.40                 5.89
     Weighted-average maturity .............................................                 7.4 years            9.0 years
     Fair value ............................................................             $  (2,446,000)       $    (118,000)

(1) The index used for the strike price is 3 or 6 month LIBOR.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and generally require payment of a fee. Since commitments may expire without being drawn upon, the commitment amounts do not represent future cash requirements. Commitments are issued subject to similar underwriting standards, including collateral requirements, as are generally involved in the extension of credit facilities.
    Standby letters of credit are written conditional commitments issued to guarantee the performance of a customer to a third party. The credit risk involved in such transactions is essentially the same as that involved in extending loan facilities and, accordingly, standby letters of credit are issued subject to similar underwriting standards, including collateral requirements, as are generally involved in the extension of credit facilities.

NOTE 15 - RELATED PARTY TRANSACTIONS
    Certain directors and executive officers of the Company and the Banks, including companies in which they are officers or have significant ownership, were loan customers of the Banks during 1999 and 1998.
    A summary of loans to directors and executive officers whose borrowing relationship exceeds $60,000, and to entities in which they own a 10% or more voting interest for the years ended December 31 follows:


                                                                                     1999             1998
-------------------------------------------------------------------------------------------------------------
Balance at beginning of period .......................................          $ 13,872,000     $  3,754,000
   New loans and advances ............................................            16,099,000       13,859,000
   Repayments ........................................................           (13,142,000)      (3,741,000)
                                                                                ------------     ------------
Balance at end of period .............................................          $ 16,829,000     $ 13,872,000
                                                                                ============     ============


NOTE 16 - OTHER NON-INTEREST EXPENSES
    Other non-interest expenses for the years ended December 31 follow:


                                                                      1999           1998           1997
-----------------------------------------------------------------------------------------------------------
Computer processing ........................................      $ 3,356,000    $ 2,912,000    $ 2,411,000
Advertising ................................................        2,545,000      2,176,000      1,905,000
Communications .............................................        2,257,000      2,160,000      1,826,000
Amortization of intangible assets ..........................        1,742,000      1,692,000      1,523,000
Supplies ...................................................        1,661,000      1,431,000      1,185,000
FDIC insurance .............................................        1,392,000      1,410,000      1,536,000
Loan and collection ........................................        1,348,000      1,554,000      1,146,000
Other ......................................................        4,825,000      6,189,000      5,845,000
                                                                  -----------    -----------    -----------
       Total non-interest expense ..........................      $19,126,000    $19,524,000    $17,377,000
                                                                  ===========    ===========    ===========


NOTE 17 - REGULATORY MATTERS
    Capital guidelines adopted by Federal and State regulatory agencies and restrictions imposed by law limit the amount of cash dividends the Banks can pay to the Company. At December 31, 1999, using the most restrictive of these conditions for each Bank, the aggregate cash dividends that the Banks can pay the Company without prior approval is approximately $43,800,000. It is not the intent of Management to have dividends paid in amounts which would reduce the capital of the Banks to levels below those which are considered prudent by Management and in accordance with guidelines of regulatory authorities.
    The Company and the Banks are also subject to various regulatory capital requirements. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly discretionary, actions by regulators that could have a material effect on the Company's financial statements. Under capital adequacy guidelines, the Company and the Banks must meet specific capital requirements that involve quantitative measures as well as qualitative judgments by the regulators. Quantitative measures established by regulation to ensure capital adequacy require minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and Tier 1 capital to average assets.

    Actual capital amounts and ratios for the Company and the Banks at December 31, 1999 follow:



                                                                                 Minimum Ratios             Minimum Ratios For
                                                                                 For Adequately              Well-Capitalized
                                                          Actual            Capitalized Institutions           Institutions
                                                    Amount       Ratio          Amount       Ratio          Amount        Ratio
-------------------------------------------------------------------------------------------------------------------------------
Total capital to risk-weighted assets
   Consolidated ...............................  $124,749,000    10.41%   $ 95,853,000        8.00%     $119,817,000      10.00%
   Independent Bank ...........................    30,780,000    10.20      24,124,000        8.00        30,178,000      10.00
   Independent Bank West Michigan .............    24,668,000    10.64      18,552,000        8.00        23,190,000      10.00
   Independent Bank South Michigan ............    14,607,000    10.23      11,424,000        8.00        14,280,000      10.00
   Independent Bank East Michigan .............    22,510,000    10.91      16,506,000        8.00        20,633,000      10.00
   Independent Bank MSB .......................    31,614,000    10.36      24,418,000        8.00        30,522,000      10.00

Tier 1 capital to risk-weighted assets
   Consolidated ...............................  $111,764,000     9.33%   $ 47,927,000        4.00%     $ 71,890,000       6.00%
   Independent Bank ...........................    27,272,000     9.04      12,071,000        4.00        18,107,000       6.00
   Independent Bank West Michigan .............    21,766,000     9.39       9,276,000        4.00        13,914,000       6.00
   Independent Bank South Michigan ............    12,819,000     8.96       5,712,000        4.00         8,568,000       6.00
   Independent Bank East Michigan .............    20,358,000     9.87       8,253,000        4.00        12,380,000       6.00
   Independent Bank MSB .......................    29,403,000     9.63      12,209,000        4.00        18,313,000       6.00

Tier 1 capital to average assets
   Consolidated ...............................  $111,764,000     6.56%   $ 68,162,000        4.00%     $ 85,203,000       5.00%
   Independent Bank ...........................    27,272,000     6.78      16,092,000        4.00        20,115,000       5.00
   Independent Bank West Michigan .............    21,766,000     6.97      12,497,000        4.00        15,622,000       5.00
   Independent Bank South Michigan ............    12,819,000     6.98       7,341,000        4.00         9,176,000       5.00
   Independent Bank East Michigan .............    20,358,000     7.04      11,565,000        4.00        14,457,000       5.00
   Independent Bank MSB .......................    29,403,000     5.64      20,846,000        4.00        26,057,000       5.00



NOTE 18 - FAIR VALUES OF FINANCIAL INSTRUMENTS
    Most of the Company's assets and liabilities are considered financial instruments. Many of these financial instruments lack an available trading market and it is the Company's general practice and intent to hold the majority of its financial instruments to maturity. Significant estimates and assumptions were used to determine the fair value of financial instruments. These estimates are subjective in nature, involving uncertainties and matters of judgment, and therefore, fair values cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
    Estimated fair values have been determined using available data and methodologies that are considered suitable for each category of financial instrument. For instruments with adjustable-interest rates which reprice frequently and without significant credit risk, it is presumed that estimated fair values approximate the recorded book balances.
    Financial instrument assets actively traded in a secondary market, such as securities, have been valued using quoted market prices while recorded book balances have been used for cash and due from banks.
    The fair value of loans is calculated by discounting estimated future cash flows using estimated market discount rates that reflect credit and interest-rate risk inherent in the loans.
    Financial instruments with a stated maturity, such as certificates of deposit, have been valued based on the discounted value of contractual cash flows using a discount rate approximating current market rates for liabilities with a similar maturity.
    Financial instrument liabilities without a stated maturity, such as demand deposits, savings, NOW and money market accounts, have a fair value equal to the amount payable on demand.

    The estimated fair values and recorded book balances at December 31 follow:


                                                                          1999                              1998
                                                                Estimated        Recorded         Estimated       Recorded
                                                                  Fair             Book             Fair            Book
                                                                  Value           Balance           Value         Balance
---------------------------------------------------------------------------------------------------------------------------
                                                                                       (in thousands)
ASSETS
   Cash and due from banks .............................   $   58,600         $   58,600         $   53,900     $   53,900
   Securities available for sale .......................      195,300            195,300            155,600        155,600
   Securities held to maturity .........................       70,500             71,100            161,900        161,300
   Net loans and loans held for sale ...................    1,267,000          1,290,600          1,201,500      1,186,300

LIABILITIES
   Deposits with no stated maturity ....................   $  703,000         $  703,000         $  683,700     $  683,700
   Deposits with stated maturity .......................      604,200            607,600            575,800        571,800
   Other borrowings ....................................      281,200            284,200            274,500        269,100

    The fair values for commitments to extend credit and standby letters of credit are estimated to approximate their aggregate book balance.
    Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale the entire holdings of a particular financial instrument.
    Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business, the value of future earnings attributable to off-balance sheet activities and the value of assets and liabilities that are not considered financial instruments.
    Fair value estimates for deposit accounts do not include the value of the substantial core deposit intangible asset resulting from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

NOTE 19 - OPERATING SEGMENTS
    The Company's reportable segments are based upon legal entities. The Company has five reportable segments: Independent Bank ("IB"), Independent Bank West Michigan ("IBWM"), Independent Bank South Michigan ("IBSM"), Independent Bank East Michigan ("IBEM") and Independent Bank MSB ("IBMSB"). The accounting policies of the segments are the same as those described in Note 1 to the Consolidated Financial Statements. The Company evaluates performance based principally on net income of the respective reportable segments.
    A summary of selected financial information for the Company's reportable segments follows:


                                    IB         IBWM        IBSM         IBEM         IBMSB     Other(1)       Total
----------------------------------------------------------------------------------------------------------------------
                                                                   (in thousands)
1999
   Total assets ............... $ 410,744    $323,847   $ 196,665    $ 308,733     $ 475,475   $  9,741   $  1,725,205
   Interest income ............    29,039      25,958      13,562       20,470        36,456         25        125,510
   Net interest income ........    17,740      16,182       8,203       12,495        14,311     (2,151)        66,780
   Provision for loan losses ..       600         540         220          615           686                     2,661
   Income (loss) before
     income tax ...............     6,573       6,069       3,074        3,944        (4,104)    (3,594)        11,962
   Net income (loss) ..........     4,640       4,198       2,345        3,040        (2,966)    (2,588)         8,669

1998
   Total assets ............... $ 361,936    $276,385   $ 174,396    $ 268,559     $ 575,635   $  3,982   $  1,660,893
   Interest income ............    28,439      24,825      13,764       19,012        39,835         33        125,908
   Net interest income ........    17,022      15,107       8,010       11,428        12,008     (2,334)        61,241
   Provision for loan losses ..       940       1,050         340          713           585                     3,628
   Income (loss) before
     income tax ...............     6,363       5,456       3,019        3,276         2,658     (3,767)        17,005
   Net income (loss) ..........     4,401       3,814       2,205        2,397         1,728     (2,596)        11,949

1997
   Total assets ............... $ 346,765    $231,729   $ 152,694    $ 246,815     $ 657,062   $  5,814   $  1,640,879
   Interest income ............    27,184      20,105      12,179       17,920        42,497         26        119,911
   Net interest income ........    15,740      12,286       6,835       10,294        11,254     (2,516)        53,893
   Provision for loan losses ..       820         260         265          405           225                     1,975
   Income (loss) before
     income tax ...............     5,988       4,588       2,652        2,907        (9,155)    (3,576)         3,404
   Net income (loss) ..........     4,129       3,225       1,938        2,102        (7,455)    (2,470)         1,469

(1) Includes items relating to the Company and certain insignificant operations.


NOTE 20 - INDEPENDENT BANK CORPORATION (PARENT COMPANY ONLY) FINANCIAL
INFORMATION
    Presented below are condensed financial statements for the parent company.


CONDENSED STATEMENTS OF FINANCIAL CONDITION                                                  December 31,
                                                                                         1999             1998
------------------------------------------------------------------------------------------------------------------
ASSETS
   Cash and due from banks .....................................................    $  2,268,000      $  1,543,000
   Investment in subsidiaries ..................................................     137,810,000       140,945,000
   Other assets ................................................................       7,157,000         5,381,000
                                                                                    ------------      ------------
       Total Assets ............................................................    $147,235,000      $147,869,000
                                                                                    ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
   Notes payable ...............................................................    $ 12,500,000      $ 10,000,000
   Subordinated debentures .....................................................      17,783,000        17,783,000
   Other liabilities ...........................................................       3,206,000         3,044,000
   Shareholders' equity ........................................................     113,746,000       117,042,000
                                                                                    ------------      ------------
       Total Liabilities and Shareholders' Equity ..............................    $147,235,000      $147,869,000
                                                                                    ============      ============


CONDENSED STATEMENTS OF OPERATIONS                                                        Year Ended December 31,
                                                                                     1999           1998          1997
--------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
   Dividends from subsidiaries ..............................................   $  9,100,000   $  8,175,000   $  7,400,000
   Management fees from subsidiaries and other income .......................     10,242,000      8,444,000      6,755,000
                                                                                ------------   ------------   ------------
     Total Operating Income .................................................     19,342,000     16,619,000     14,155,000
                                                                                ------------   ------------   ------------

OPERATING EXPENSES
   Interest expense .........................................................      2,176,000      2,367,000      2,542,000
   Administrative and other expenses ........................................     12,078,000      9,962,000      7,871,000
                                                                                ------------   ------------   ------------
     Total Operating Expenses ...............................................     14,254,000     12,329,000     10,413,000
                                                                                ------------   ------------   ------------
     Income Before Federal Income Tax and Undistributed Net Income
       of Subsidiaries ......................................................      5,088,000      4,290,000      3,742,000
Federal income tax credit ...................................................      1,209,000      1,289,000      1,188,000
                                                                                ------------   ------------   ------------
     Income Before Equity in Undistributed Net Income of Subsidiaries .......      6,297,000      5,579,000      4,930,000
Equity in undistributed net income of subsidiaries ..........................      2,372,000      6,370,000     (3,461,000)
                                                                                ------------   ------------   ------------
       Net Income ...........................................................   $  8,669,000   $ 11,949,000   $  1,469,000
                                                                                ============   ============   ============



CONDENSED STATEMENTS OF CASH FLOWS                                                          Year Ended December 31,
                                                                                     1999              1998            1997
-------------------------------------------------------------------------------------------------------------------------------
Net Income ................................................................      $  8,669,000     $ 11,949,000     $  1,469,000
                                                                                 ------------     ------------     ------------
ADJUSTMENTS TO RECONCILE NET INCOME
TO NET CASH FROM OPERATING ACTIVITIES
   Depreciation, amortization of intangible assets and premiums,
     and accretion of discounts on securities and loans ...................           787,000          540,000          437,000
   (Increase) decrease in other assets ....................................           993,000         (559,000)        (238,000)
   Increase in other liabilities ..........................................           213,000        2,975,000          478,000
   Equity in undistributed net income of subsidiaries .....................        (2,372,000)      (6,370,000)       3,461,000
                                                                                 ------------     ------------     ------------
     Total Adjustments ....................................................          (379,000)      (3,414,000)       4,138,000
                                                                                 ------------     ------------     ------------
     Net Cash from Operating Activities ...................................         8,290,000        8,535,000        5,607,000
                                                                                 ------------     ------------     ------------

CASH FLOW FROM INVESTING ACTIVITIES
   Purchase of securities available for sale ..............................                           (100,000)
   Maturity of securities available for sale ..............................           100,000
   Capital expenditures ...................................................        (2,264,000)      (2,264,000)        (807,000)
   Investment in subsidiaries .............................................                         (3,383,000)
                                                                                 ------------     ------------     ------------
     Net Cash from Investing Activities ...................................        (2,164,000)      (5,747,000)        (807,000)
                                                                                 ------------     ------------     ------------

CASH FLOW FROM FINANCING ACTIVITIES
   Proceeds from short-term borrowings ....................................         4,500,000
   Retirement of long-term debt ...........................................        (2,000,000)      (2,000,000)      (2,000,000)
   Dividends paid .........................................................        (4,587,000)      (3,587,000)      (3,186,000)
   Repurchase of common stock .............................................        (4,331,000)
   Proceeds from issuance of common stock .................................         1,017,000          948,000          806,000
                                                                                 ------------     ------------     ------------
     Net Cash from Financing Activities ...................................        (5,401,000)      (4,639,000)      (4,380,000)
                                                                                 ------------     ------------     ------------
     Net Increase (Decrease) in Cash and Cash Equivalents .................           725,000       (1,851,000)         420,000
Cash and Cash Equivalents at Beginning of Period ..........................         1,543,000        3,394,000        2,974,000
                                                                                 ------------     ------------     ------------
       Cash and Cash Equivalents at End of Period .........................      $  2,268,000     $  1,543,000     $  3,394,000
                                                                                 ============     ============     ============

                               QUARTERLY SUMMARY


                                                     Reported Sale Prices of Common Shares                    Cash Dividends
                                                      1999                               1998                     Declared
                                           ----------------------------------------------------------------
                                           High        Low       Close        High        Low        Close      1999     1998
------------------------------------------------------------------------------------------------------------------------------
First quarter ..................      $   20.11   $   14.76   $   15.18   $   26.91   $   22.83   $   23.58   $   .09  $   .08
Second quarter .................          16.61       13.75       16.55       28.73       22.38       26.60       .09      .08
Third quarter ..................          17.14       14.05       14.58       26.53       18.82       20.07       .13      .08
Fourth quarter .................          17.31       12.75       14.63       23.33       17.14       19.29       .14      .09

    The Company has approximately 2,400 holders of record of its common stock. The common stock trades on the Nasdaq stock market under the symbol "IBCP". The prices shown above are supplied by Nasdaq and reflect the inter-dealer prices and may not include retail markups, markdowns or commissions. There may have been transactions or quotations at higher or lower prices of which the Company is not aware.
    In addition to the provisions of the Michigan Business Corporations Act, the Company's ability to pay dividends is limited by its ability to obtain funds from the Banks and by regulatory capital guidelines applicable to the Company. (See Note 17 to the Consolidated Financial Statements.)



                      QUARTERLY FINANCIAL DATA (UNAUDITED)

    A summary of selected quarterly results of operations for the years ended December 31 follows:



                                                                                  Three Months Ended
                                                                March           June          September        December
                                                                  31,            30,              30,             31,
-------------------------------------------------------------------------------------------------------------------------
1999
   Interest income ......................................   $ 30,779,000    $ 30,894,000     $ 31,764,000    $ 32,073,000
   Net interest income ..................................     16,176,000      16,552,000       17,139,000      16,913,000
   Non-recurring charges ................................                                       6,743,000       1,257,000
   Provision for loan losses ............................        666,000         655,000          645,000         695,000
   Income (loss) before income tax expense (benefit) ....      4,667,000       4,978,000       (1,564,000)      3,881,000
   Net income (loss) ....................................      3,271,000       3,501,000       (1,179,000)      3,076,000

   Income (loss) per share
     Basic ..............................................   $        .29    $        .30     $       (.10)   $        .27
     Diluted ............................................            .28             .30             (.10)            .27

1998
   Interest income ......................................   $ 31,197,000    $ 31,672,000     $ 31,635,000    $ 31,404,000
   Net interest income ..................................     14,675,000      15,201,000       15,476,000      15,889,000
   Provision for loan losses ............................        743,000         790,000        1,035,000       1,060,000
   Income before income tax expense .....................      3,967,000       4,167,000        4,275,000       4,596,000
   Net income ...........................................      2,786,000       2,923,000        3,019,000       3,221,000

   Income per share
     Basic ..............................................   $        .25    $        .26     $        .27    $        .28
     Diluted ............................................            .25             .26              .26             .28

                            SHAREHOLDER INFORMATION

HOW TO ORDER FORM 10-K
         Shareholders may obtain, without charge, a copy of Form 10-K, the 1999 Annual Report to the Securities and Exchange Commission, by writing to William
R. Kohls, Chief Financial Officer, Independent Bank Corporation, P.O. Box 491, Ionia, Michigan 48846.


PRESS RELEASES
    The Company's press releases, including earnings and dividend announcements as well as other financial information, are available on the Company's website at www.ibcp.com.


NOTICE OF ANNUAL MEETING
    The Company's Annual Meeting of Shareholders will be held at 3:00 p.m. on April 18, 2000, in the Ionia Theater located at 205 West Main Street, Ionia, Michigan, 48846.


TRANSFER AGENT AND REGISTRAR
    State Street Bank & Trust Company, (c/o EquiServe Limited Partnership, P.O. Box 8200, Boston, Massachusetts 02266-8200, #800/426-5523, www.equiserve.com) serves as transfer agent and registrar of the Company's common stock.


DIVIDEND REINVESTMENT
    The Company maintains an Automatic Dividend Reinvestment and Stock Purchase Plan which provides an opportunity for shareholders of record to reinvest cash dividends into the Company's common stock. Optional cash purchases up to $5,000 per quarter are also permitted. A prospectus is available by writing to the Company's Chief Financial Officer.



                        EXECUTIVE OFFICERS AND DIRECTORS


EXECUTIVE OFFICERS

    Charles C. Van Loan, President and Chief Executive Officer, Independent Bank
      Corporation
    Jeffrey A. Bratsburg, Chairman of the Board, Independent Bank West Michigan Ronald L. Long, President and Chief Executive Officer, Independent Bank East
      Michigan
    Michael M. Magee, Jr., President and Chief Executive Officer, Independent
      Bank
    David C. Reglin, President and Chief Executive Officer, Independent Bank
      West Michigan
    Robert N. Shuster, President and Chief Executive Officer, Independent Bank
      MSB
    Edward B. Swanson, President and Chief Executive Officer, Independent Bank
      South Michigan
    William R. Kohls, Executive Vice President and Chief Financial Officer,
      Independent Bank Corporation


DIRECTORS
    Keith E. Bazaire, President, Carter's Food Center, Inc., Retail Grocer,
      Charlotte
    Terry L. Haske, President, Ricker & Haske, C.P.A.s, P.C., Marlette
    Thomas F. Kohn, Chief Executive Officer, Belco Industries, Inc.,
      Manufacturer, Belding
    Robert J. Leppink, President, Leppink's Inc., Retail Grocer, Belding
    Charles A. Palmer, Professor of Law, Thomas M. Cooley Law School, Lansing Charles C. Van Loan, President and Chief Executive Officer, Independent Bank
      Corporation, Ionia
    Arch V. Wright, Jr., President, Charlevoix Development Company, Real Estate
      Development, Charlevoix

                          INDEPENDENT BANK CORPORATION

                           EMPLOYEE STOCK OPTION PLAN
                     (AS AMENDED THROUGH NOVEMBER 16, 1999)


         1. Name and Purpose. This plan shall be called the Independent Bank Corporation Employee Stock Option Plan (the "Plan"). The Plan is intended to encourage stock ownership by certain key employees of Independent Bank Corporation (the "Company") and of its subsidiaries, and to provide them with additional incentive to contribute to the success of the Company and to encourage them to remain in the Company's employ. The term "Company" when used in the Plan with reference to employment shall include subsidiaries of the Company.

         2. Effective Date and Term of Plan. The effective date of the Plan shall be April 21, 1992, subject to approval by vote of the shareholders of the Company at the 1992 annual meeting of shareholders. Any option granted prior to the approval of the Plan by shareholders of the Company, but after approval of the Plan by the Board of Directors of the Company, shall be expressly made subject to the approval of the Plan by the shareholders. Options may not be granted under the Plan after April 21, 2002; provided, however, that all options outstanding as of that date shall remain or become exercisable pursuant to their terms and the terms of the Plan.

         3. Administration. The Plan shall be administered by a committee of the Company's Board of Directors (the "Committee"). The Committee shall consist of not less than two (2) members of the Company's Board of Directors, each of whom must be a "Nonemployee Director" as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, or any successor definition adopted by the Securities and Exchange Commission. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors.

         The Committee may establish, from time to time, such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

         The Committee shall from time to time, at its discretion, determine the key employees of the Company to whom options are to be granted and the number of shares subject to each such option. The Committee shall also from time to time, at its discretion, determine such other matters with respect to all options as may be specified in the Plan.

         The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final and binding upon the Company, the Board of Directors and optionees. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         4. Eligibility. Subject to the limitations contained in this paragraph, the persons who shall be eligible to receive options to acquire shares of the Company's common stock, par value $1.00 per share ("Common Stock"), shall be such key employees (including employee officers, whether or not they are directors) of the Company as the Committee shall select from time to time. In making such selections, the

Committee shall consider the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. An optionee may hold more than one option, but only on the terms and subject to the restrictions set forth in this Plan. Subject to adjustments consistent with the provisions of Paragraph 6(h), no employee may be granted options covering more than a total of ten percent (10%) of the Common Stock originally reserved for issuance under this Plan, as defined in Paragraph 5 hereof, plus such increases therein as may from time to time be approved by the Company's shareholders.

         5. Stock Available for Options. Subject to adjustments as provided in Paragraph 6(h), the aggregate number of shares reserved for issuance pursuant to this Plan shall be 1,100,000 shares of the Company's Common Stock (the "Shares"). If any outstanding option under the Plan for any reason expires or is terminated before April 1, 2002, the Shares allocable to the unexercised portion of such option may again be subject to options under the Plan. Shares tendered to the Company under Paragraph 6(d) or Paragraph 12, as payment for Shares or withholding taxes shall not be subject to subsequent option grants under the Plan. Any options granted under the Plan as a result of the conversion of former options to acquire shares of common stock of Mutual Savings Bank, f.s.b. ("MSB"), pursuant to the Agreement and Plan of Reorganization dated March 24, 1999, between the Company and MSB are referred to as "Converted MSB Options."

         6. Terms and Conditions of Options. Stock options granted pursuant to the Plan shall be authorized by the Committee. The date on which an option shall be granted shall be the date of the Committee's authorization of the option or such later date as shall be determined by the Committee at the time the option is authorized. Options granted pursuant to the Plan may be incentive stock options ("ISOs") as defined and to the extent permitted by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-ISO's, as identified by the Committee. Options granted under this Plan shall be evidenced by agreements in such form as the Committee shall, from time to time, approve, which agreements shall comply with and be subject to the following terms and conditions:

                  (a) Optionee's Agreement. Each Optionee shall agree to remain in the continuous employ of the Company for a period of at least twelve
         (12) months from the date of grant of the option or until retirement at or after age 58, if such retirement occurs prior to 12 months from the date of the option; provided, however, that the foregoing requirement shall not apply to holders of Converted MSB Options with respect to their Converted MSB Options. Such agreement shall not impose upon the Company any obligation to retain the optionee in its employ for any period.

                  (b) Number and Maximum Value of Shares. Each option shall state the number of Shares to which it pertains. With respect to ISOs granted under the Plan, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any employee during any calendar year (under this Plan or any other stock option plan of the Company or of any "parent or subsidiary corporation" [as defined in Subsections 424(e)(f) and (g) of the Code] of the Company) shall not exceed $100,000.

                  (c) Option Price. Each option shall state the per share purchase price at which a Share may be purchased, which shall be one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the grant of the option; provided, however, if an employee owns shares representing more than ten percent (10%) of the Company's outstanding Common Stock at the time an ISO is granted, the option price under the ISO granted to such an employee shall be one hundred ten percent (110%) of the Fair Market Value of the shares on the date the option is granted. If shares of Common Stock are listed upon an established stock exchange or exchanges, Fair Market

         Value shall be deemed to be the closing price of the stock on such stock exchange or exchanges on such day or if no sale shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale. If shares of Common Stock are not listed upon an established stock exchange but are traded in the over-the-counter market, the Fair Market Value shall be the closing price on the national market list as quoted in the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on such day or if no sale is reflected in Nasdaq on that day, on the next preceding day on which there was a sale of shares reflected in Nasdaq. The Committee in fixing the option price shall have full authority and discretion and be fully protected in doing so.

                  (d) Medium of Payment. The aggregate option price shall be payable to the Company either: (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; (ii) through the delivery of shares of Common Stock with a Fair Market Value on the date of the exercise equal to the aggregate option price; (iii) through the reduction in the number of shares issuable upon exercise (based on the Fair Market Value of the Common Stock on the date of exercise); or (iv) by a combination of (i), (ii), and (iii).

                  (e) Term and Exercise of Options. The term of each option granted under the Plan shall be as determined by the Committee; provided, however, that the term of any option granted under the Plan shall not exceed ten (10) years from the date the option is granted. No option shall be exercisable either in whole or in part prior to the first anniversary of the date of grant of the option; provided, however, that the Converted MSB Options shall be fully vested and exercisable as of the effective date of the consolidation of MSB with and into Independent Bank MSB. Thereafter, an option may be exercised at any time or from time to time during the term of the option upon written notice of the optionee's intention to exercise the option to the Company as to any or all Shares covered by the option until its termination or expiration. Notwithstanding the foregoing, an option shall not be exercisable with respect to less than 100 Shares unless the remaining Shares covered by an option are fewer than 100 Shares. The purchase price of the Shares shall be paid in full upon delivery to the optionee of certificates for the Shares. Except as provided in Paragraph 6(g), an option may be exercised by an optionee only while the optionee is employed by the Company. Notwithstanding the foregoing, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Converted MSB Option to be exercised after its expiration date described in Paragraph 6(g), subject, however, to the limitations described in Paragraph 6(e).

                  (f) Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Committee may, in its discretion, authorize all or a portion of a non-ISO to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Paragraph 6(f), and (iii) subsequent transfers of transferred options shall be prohibited except those in accordance with Paragraph 6(g). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Paragraph 6(g) hereof, and the tax withholding obligations of Paragraph 12 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Paragraph 6(g). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any option. Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a non-ISO, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer. "Permitted Transferee" means (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Member, or (iii) a partnership or limited liability company whose only partners or members are Immediate Family Members.

                  (g) Termination of Employment. Any option that is not exercised within whichever of the exercise periods specified in this Paragraph 6(g) is applicable shall terminate as of the last day of that exercise period. Subject to the prior expiration of an option and any other limitation on the exercise of options under the terms of the Plan, options shall be exercised during the following periods as a result of termination of employment for the following respective reasons:

                           (i) Termination of Employment for Reasons Other Than
                  Retirement, Disability or Death. In the event an optionee shall cease to be employed by the Company for any reason other than retirement or on account of disability or death, each option held by the optionee or Permitted Transferee shall, to the extent rights to purchase Shares under such option have accrued at the date of such termination and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three (3) months following cessation of the optionee's employment.

                           (ii) Termination of Employment for Retirement or
                  Disability. In the event an optionee ceases to be employed by the Company by reason of retirement or on account of disability, each option held by such optionee or Permitted Transferee shall, to the extent rights to purchase Shares under the option have accrued at the date of such retirement and shall not have been fully exercised, remain exercisable in whole or in part, during the term of options held by Optionee; provided, however, that Converted MSB Options shall remain exercisable in whole or in part, during the longer of (a) the term of such options or (b) two years following the date of termination of employment by reason of retirement or on account of disability.

                           (iii) Termination of Employment for Death. In the
                  event of an optionee's death, each option held by such optionee or Permitted Transferee shall, to the extent rights to purchase Shares under the options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the optionee's estate, by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance or Permitted Transferee at any time (a) with respect to Converted MSB Options, within two
                  (2) years after the optionee's death, or (b) for all other options, within one (1) year after the optionee's death.


                  (h) Adjustment in Shares Covered by Option. The number of Shares covered by each outstanding option and the price per Share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a combination of shares or the payment of a stock dividend on the shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

                  If the Company shall be the surviving corporation in any merger or consolidation or if the Company is merged into a wholly owned subsidiary solely for purposes of changing the Company's state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, except as above provided, shall cause each outstanding option to terminate, provided, that each optionee or Permitted Transferee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her option in whole or in part. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

                  Except as provided in this Paragraph 6(h), an optionee or Permitted Transferee shall have no rights by reason of: (i) any subdivision or combination of shares of stock of any class; (ii) the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class; or (iii) any dissolution, liquidation, merger or consolidation or spinoff of assets or stock of another corporation. In addition, except as provided in this Paragraph 6(h), any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number or price of Shares of stock subject to an option. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                  (i) Rights of a Shareholder. An optionee or Permitted Transferee shall have no rights as a shareholder with respect to any Shares covered by his or her option until the date he or she becomes the holder of record of such Shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in Paragraph 6(h) hereof.

                  (j) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee, subject to approval of the Board of Directors, may modify or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee or Permitted Transferee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

                  (k) Postponement of Delivery of Shares and Representations. The Company, in its discretion, may postpone the issuance and/or delivery of Shares upon any exercise of an option until completion of such stock exchange listing, or registration, or other qualification of such Shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any person exercising an option to make such representations, including a representation that it is the optionee's or Permitted Transferee's intention to acquire Shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations. In such event, no Shares shall be issued to such holder unless and until the Company is satisfied with the correctness of any such representations.

                  (l) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee and the Board of Directors shall deem advisable.

                  (m) Reload Options. The Plan authorizes the Committee to include reload options under the terms of options granted under the Plan. A reload option is an option that is automatically granted to an optionee if the optionee exercises the underlying option by means of delivering shares of previously owned common stock. More specifically, a reload option entitles an optionee to purchase a number of shares of common stock of the Company equal to the number of shares delivered on exercise of the option plus the number of shares delivered to satisfy any withholding tax liability incurred upon exercise of the option. The exercise price of the reload option is required to equal 100 percent of the per market value of the common stock on the date of grant of the reload option, and the term of the reload option may not exceed the remaining term of the underlying option. In addition, the plan provides that reload options may not be exercised until shares acquired upon exercise of the underlying option are held for a period of at least one year. The Committee has the authority to limit the grant of reload options to certain times of the year.

         7. Adjustments in Shares Available for Options. The adjustments in number and kind of Shares and the substitution of Shares, affecting outstanding options in accordance with Paragraph 6(h), shall also apply to the number and kind of Shares reserved for issuance pursuant to the Plan but not yet covered by options.

         8. Amendment of the Plan. The Board of Directors of the Company, insofar as permitted by law, shall have the right from time to time, with respect to any Shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders of the Company, no such revision or amendment shall increase the maximum number of Shares which may be subject to the Plan, increase the maximum number of Shares which may be optioned to any one employee, change the designation of the class of employees eligible to receive options, materially increase the benefits accruing to option holders under the Plan, decrease the price at which options may be granted, remove the administration of the Plan from the Committee, or permit the granting of options under the Plan after April 21, 2002.

         9. Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to options will be used for general corporate purposes.

         10. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise such option.

         11. Tax Withholding. The exercise of any option under the Plan is subject to the satisfaction of withholding tax or other withholding liabilities, if any, under federal, state and local laws in connection with such exercise. The exercise of an option shall not be effective unless applicable withholding shall have been effected or obtained in the following manner or in any manner acceptable to the Committee. Unless otherwise prohibited by the Committee, each optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means:

                  (a)      Tendering a cash payment;

                  (b) Authorizing the Company to withhold from the Shares otherwise issuable to the optionee as a result of the exercise of a stock option a number of Shares having a Fair Market Value as of the date that the amount of tax to be withheld is to be determined ("Tax Date"), which shall be the date of exercise of the option, less than or equal to the amount of the withholding tax obligation; or

                  (c) Delivering to the Company unencumbered shares, owned by the optionee prior to the date of exercise, having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation.

         12. Construction. This Plan shall be construed under the laws of the State of Michigan.

                                                    INDEPENDENT BANK CORPORATION

                                               230 WEST MAIN STREET, IONIA, MICHIGAN

                                         PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                                      ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 18, 2000

The undersigned hereby appoints Charles C. Van Loan and William R. Kohls and each of them, Proxies, with power of substitution, to vote all shares of common stock of Independent Bank Corporation, which the undersigned is entitled to vote at the Annual Meeting of
Shareholders to be held at the Ionia Theater, located at 205 West Main Street, Ionia, Michigan 48846 on Tuesday, April 18, 2000 at
3:00 p.m. (local time), and at all adjournments thereof, as directed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AS DIRECTORS AND FOR PROPOSALS 3, 4 AND 5.

------------------------------------------------------------------------------------------------------------------------------------
                        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Please sign this Proxy exactly as your name(s) appear(s) hereon. Joint owners should each sign personally.  Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
------------------------------------------------------------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                                            DO YOU HAVE ANY COMMENTS?

--------------------------------------------------------             ---------------------------------------------------------------

--------------------------------------------------------             ---------------------------------------------------------------

--------------------------------------------------------             ---------------------------------------------------------------



DETACH CARD                                                                                                              DETACH CARD


                                                    INDEPENDENT BANK CORPORATION


Dear Shareholder,

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. If you wish to register your vote by touch-tone telephone or the internet see the reverse side for instructions.

Your vote must be received prior to the Annual Meeting of Shareholders to be held April 18, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

The Board of Directors
INDEPENDENT BANK CORPORATION

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE
                                                  1.  Election of Directors

______________________________________            a.  Election of one Director for term expiring in 2001.    For All With- For All
INDEPENDENT BANK CORPORATION                                                                               Nominees hold   Except
______________________________________
                                                                 (01) Jeffrey A. Bratsburg                  / /      / /     / /

Mark box at right if an address change or
comment has been noted on the reverse side   / /  b.  Election of three Directors for terms expiring in 2003.
of this card.
                                                                 (02) Robert L. Hetzler
CONTROL NUMBER:                                                  (03) Robert J. Leppink
RECORD DATE SHARES:                                              (04) Arch V. Wright, Jr.

                                                     NOTE: If you do not wish to vote "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s).  Your shares will be voted for the remaining nominee(s).

                                                                                                              For  Against  Abstain

                                                  2. To amend the articles of incorporation to increase
                                                     authorized Common Stock to 30 million shares.             / /    / /     / /

                                                  3. To amend the articles of incorporation to eliminate
                                                     the requirement that certain business combinations be     / /    / /     / /
                                                     approved by 75% of the outstanding shares of Common
                                                     Stock.

Please be sure to sign
and date this Proxy.        Date              |
______________________________________________|
                                              |   4. To make an additional 516,000 shares of Common Stock      / /    / /     / /
                                              |      available under the Employee Stock Option Plan.
                                              |
                                              |   5. To transact such other business that may properly come before the meeting
Shareholder sign here       Co-owner sign here|      or at any adjournments thereof.
______________________________________________|

VOTE BY TELEPHONE                                 VOTE BY INTERNET

It's fast, convenient, and immediate!             It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone              confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:                     FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT/         1. READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND
   PROSPECTUS AND PROXY CARD.                        PROXY CARD.

2. CALL THE TOLL-FREE NUMBER                      2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683). FOR              HTTP://WWW.EPROXYVOTE.COM/IBCP
   SHAREHOLDERS RESIDING OUTSIDE THE UNITED
   STATES CALL COLLECT ON A TOUCH-TONE PHONE      3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.
   1-201-536-8073.
   THERE IS NO CHARGE FOR THIS CALL.              4. FOLLOW THE INSTRUCTIONS PROVIDED.

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR
   PROXY CARD.

4. FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!                           YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                      Go to http://www.eproxyvote.com/ibcp anytime!

     DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET
